Exhibit 10.7
ASSIGNMENT AND ASSUMPTION OF LEASES
     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of February 28, 2008 (the “Effective Date”), by and between CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (“Assignor”), and QUEST RESOURCE CORPORATION, a Nevada corporation (“Assignee”).
R E C I T A L S:
     A. Assignor, as the successor-in-interest to Ricks Exploration, Inc. (“Ricks”), holds a leasehold interest pursuant to that certain Lease Agreement dated April 8, 1998, between Teachers Insurance and Annuity Association of America, as landlord, and Ricks, as tenant, as amended by that certain Amendment No. One to Lease Agreement dated as of September 25, 1998 and Amendment No. Two to Lease Agreement dated as of March 15, 2001, (as amended, the “Lease”), in certain premises consisting of 18,684 square feet of space located on the 30th floor of the Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma (the “Leased Premises”), as more particularly described in the Lease which is attached hereto as Exhibit A and made a part hereof.
     B. Assignor is also the successor-in-interest to Ricks in that certain Sublease Agreement dated March 14, 2003, between Ricks, as sublandlord, and 3100 City Place, L.L.C., as subtenant, as amended by that certain Sublease Amendment #1 dated April 8, 2004 (as amended, the “City Place Sublease”), which is attached hereto as Exhibit B and made a part hereof.
      C. Assignor is also the successor-in-interest to Ricks in that certain Sublease Agreement dated July 9, 2004, between Ricks, as sublandlord, and Crusader Energy Corporation, as subtenant (as amended, the “Crusader Sublease”), which is attached hereto as Exhibit C and made a part hereof. Collectively, the City Place Sublease and Crusader Sublease are hereinafter referred to as the “Subleases.”
     D. Assignor desires to sell, assign, transfer and convey to Assignee, and Assignee desires to obtain, all of Assignor’s interest as (i) tenant in and to the Lease and (ii) sublandlord in and to the Subleases.
NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter contained, the parties hereto do covenant and agree as follows:
     1. This Assignment is conditioned on and subject to the consent of Oklahoma Tower Realty Investors, L.L.C., as successor in interest to Teachers Insurance and Annuity Association of America (“Landlord”) to this Assignment, which shall be evidenced by that certain Consent to Assignment executed by Landlord.

     2. Assignor does hereby assign to Assignee the Lease for the remainder of its Term, commencing February 1, 2008 and ending on July 31, 2013, unless sooner terminated under the terms of the Lease.
     3. Assignor does hereby assign to Assignee the Subleases for the remaining term of the Subleases.
     4. Assignee covenants and agrees to assume and perform all of Assignor’s obligations under the Lease and Subleases (the “Obligations”) and agrees to comply with and be bound by all of the terms, provisions and conditions of the Lease and Subleases.
     5. Assignee shall make all payments of the Base Rent, Operating Cost Rent and Additional Rent, as required by the Lease, directly to Landlord. Additionally, Assignee shall make a monthly “Premium Rent” payment to Assignor of $1.00 per square foot per annum ($1,557.00 per month). Assignee may at any time elect, in its sole and absolute discretion, to make all Premium Rent payments in a lump sum.
     6. Assignee shall maintain the insurance required to be maintained by tenant in the Lease, provided, however, that all rights and benefits specified for Landlord pursuant to Section 8 of the Lease shall apply to and inure to the benefit of Landlord and Assignor Upon the execution of this Assignment, Assignee shall deliver to Landlord and Assignor a certificate of insurance evidencing the required insurance coverage.
     7. Assignor shall in no event be obligated to perform Landlord’s obligations under the Lease or to enforce the terms, covenants, obligations and conditions on the part of, or to be performed by, Landlord under the Lease.
     8. Assignee agrees to accept the Premises in “AS IS” condition. Assignee agrees that it has inspected the Premises and acknowledges that no representations, express or implied have been made to Assignee by Assignor, with respect to the condition of the Premises.
     9. In the event that Assignee fails to fulfill or perform any of the Obligations, or shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors, or if a receiver or trustee of the Assignee’s property shall be appointed and not discharged within sixty (60) days, such occurrence shall be an event of default and Assignor shall have any and all rights and remedies available to it at law and equity, including the rights and remedies of Landlord described in the Lease.
     10. Assignee, by acceptance of this Assignment, hereby agrees to indemnify and save Assignor harmless against any and all claims, demands, or liabilities arising under the Obligations that accrue from and after the Effective Date. Assignor agrees to indemnify and save Assignee harmless from and against any and all claims, demands, or liabilities arising under the Obligations that accrued prior to the Effective Date.
     11. Each party represents to the other that no broker participated in the negotiations leading to this Assignment except Price Edwards & Company (the “Broker”). Assignor shall pay a commission to the Broker pursuant to a separate agreement. Each party agrees to indemnify

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and hold the other party harmless from and against any claim or demand of any broker or agent who claims that he/she participated with that party in this transaction.
     IN WITNESS WHEREOF, the parties have hereto executed this Assignment on the date above written.

ASSIGNOR: CHESAPEAKE ENERGY CORPORATION

By:	/s/ Henry J. Hood

Name:	Henry J. Hood
Title:	Senior Vice President — Land & Legal and General Counsel

ASSIGNEE: QUEST RESOURCES CORPORATION

By:	/s/ Jerry Cash

Name:	Jerry Cash
Title:	CEO

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EXHIBIT “A”
LEASE AGREEMENT
OKLAHOMA TOWER
OKLAHOMA CITY, OKLAHOMA

LANDLORD:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TENANT:	RICKS EXPLORATION, INC.

PROJECT:	OKLAHOMA TOWER, OKLAHOMA CITY, OKLAHOMA
LEASE INDEX

		Page
SCHEDULE		1
1.	Premises	1
2.	Project	1
3.	Term	1
4.	Base Rent	1
5.	Base Year	1
6.	Security Deposit	1
7.	Advance Payment	1
8.	Tenant’s Permitted Use	1
9.	Landlord’s Address	1
10.	Tenant’s Capacity and Address	1
11.	Real Estate Brokers	1

1.	LEASING AGREEMENT	2
2.	RENT	2
3.	CONDITION, POSSESSION AND SURRENDER OF PREMISES	3
4.	PROJECT SERVICES	4
5.	ALTERATIONS AND REPAIRS	5
6.	USE OF PREMISES	6
7.	PROJECT RULES AND GOVERNMENTAL REGULATIONS	6
8.	CLAIMS; INSURANCE; LIABILITY	6
9.	FIRE AND OTHER CASUALTY	7
10.	RIGHTS RESERVED TO THE LANDLORD	8
11.	DEFAULT AND LANDLORD’S REMEDIES	9
12.	HOLDOVER	11
13.	SUBORDINATION	11
14.	ASSIGNMENT AND SUBLETTING	12
15.	SALE BY LANDLORD	13
16.	ESTOPPEL CERTIFICATE	13
17.	SECURITY DEPOSIT	13
18.	FORCE MAJEURE	13
~~19. PERSONAL PROPERTY AND TENANT FIXTURES~~		13
20.	NOTICES	13
21.	QUIET POSSESSION	14
22.	REAL ESTATE BROKERS	14
23.	CONDEMNATION	14
24.	LIMITATION OF LIABILITY	14
25.	MISCELLANEOUS	14
EXHIBITS

Exhibit A:	Floor Plan of the Premises
Exhibit B:	Legal Description
Exhibit C:	Leasehold Improvements
Exhibit D:	Rules and Regulations
Exhibit E:	Additional Provisions (if applicable)

STANDARD OFFICE LEASE
     LEASE AGREEMENT (“Lease”) made as of April 8, 1998, between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Landlord”) and RICKS EXPLORATION, INC (“Tenant”).
SCHEDULE
     Each reference in this Lease to any of the terms set forth on the following Schedule (“Schedule”) shall be construed to incorporate the following:
     1. Premises: The Premises consisting of approximately 15,516 rentable square feet as shown on Exhibit A, on the thirtieth (30th) floor of the building commonly known as the Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma (the “Building”).
     2. Project: The Project consisting of the land described in Exhibit B (the “Land”), together with the buildings, improvements and appurtenances now or hereafter located on or used in connection with the Land.
     3. Term: The Term shall be one hundred eighty (180) months commencing on August 1, 1998 (the “Commencement Date”), and ending on July 31, 2013 (the “Termination Date”), subject to adjustment as provided in Section 3 of this Lease.
     4. Base Rent: Base Rent shall be determined at an annual rate per rentable square foot in the Premises and payable in monthly installments as follows:

	Annual Rate	Monthly
Period	Per Square Foot	Installment
Months 1 - 24	$9.00	$11,637.00
Months 25 - 48	$10.00	$12,930.00
Months 49 - 96	$12.25	$15,839.25
Months 97 - 132	$13.00	$16,809.00
Months 133 - 156	$15.00	$19,395.00
Months 157 - 180	$16.00	$20,688.00
The first full calendar month beginning on or after the Commencement Date shall be deemed Month 1 for purposes of the above schedule; and the Base Rent for any initial partial calendar month shall be prorated daily based on the rate provided for Month 1 in the above schedule and paid in advance.
     5. Base Year: The Base Year for Operating Costs pursuant to Section 2 shall be the calendar year 1998.
     6. Security Deposit: None
     7. Advance Payment: None. Tenant shall pay the first monthly installment of Base Rent due under this Lease on or before the Commencement Date.
     8. Tenant’s Permitted Use: General office purposes consistent with a first-class office building only.
     9. Landlord’s Address: Teachers insurance and Annuity Association of America, c/o Price Edwards & Company, 210 Park Avenue, Suite 1000, Oklahoma City. OK 73102, or such other address as Landlord may from time to time designate by notice to Tenant.
     10. Tenant’s Capacity and Address: Tenant, a corporation under the laws of Oklahoma, has the following address for notices before the Commencement Date: 5600 North May Avenue, Suite 350, Oklahoma City, Oklahoma 73112, and the Premises for notices after the Commencement Date, or such other address as Tenant may from time to time designate by notice to Landlord.
     11. Real Estate Brokers: Price Edwards & Company representing Landlord.

FOR VALUABLE CONSIDERATION, the parties agree as follows:
     1. LEASING AGREEMENT. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises as set forth on the Schedule. The Term shall begin on the Commencement Date and continue until the Termination Date as set forth on the Schedule, unless sooner terminated or extended under the terms of this Lease.
     Tenant and its agents, employees and invitees have the non-exclusive right with others designated by Landlord to use the common areas in the Project for their intended and normal purposes, subject to the terms and conditions of this Lease and to the rules and regulations for the Project as provided in Section 7. Common areas include elevators, sidewalks, unrestricted parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobbies and other areas designated by Landlord for common use. Landlord may change the common areas at any time, provided the changes do not materially and unreasonably interfere with Tenant’s access to or use of the Premises.
     2. RENT.
     A Kinds. Tenant agrees to pay to Landlord, without setoff, deduction or demand, at Landlord’s Address as set forth on the Schedule, or to such other person or at such other place as Landlord designates by written notice to Tenant, in lawful money of the United Stales. the aggregate of the following, all of which are rent reserved under this Lease (collectively “Rent”):
(1) Base Rent. in the amount set forth on the Schedule, shall be paid in monthly installments in advance on or before the first day of each month of the Term of this Lease.
(2) Operating Cost Rent. in an amount equal to Tenant’s Proportionate Share of the amount, if any, by which the Operating Costs for any Operating Cost Year are greater than the Operating Costs for the Base Year set forth on the Schedule, shall be paid monthly in advance in an estimated amount, as adjusted and corrected by Landlord from time to time, as provided in Sections 2B and 2C.
(3) Additional Rent. consisting of all of the sums, liabilities, obligations and other amounts (excepting Base Rent and Operating Cost Rent) which Tenant is required to pay or discharge pursuant to this Lease (including, without limitation, any amounts which this Lease provides shall be Tenant’s cost or expense), together with any late charge or interest, all as hereafter provided.
     B. Payment of Operating Cost Rent.
     (1) Payment of Estimated Operation Cost Rent. Landlord shall estimate Tenant’s Operating Cost Rent for each Operating Cost Year. Such estimate may be revised by Landlord from time to time whenever it obtains information relevant to making such estimate more accurate. Within ten(10) days after notice from Landlord setting forth an estimate of Tenant’s Operating Cost Rent for a particular Operating Cost Year. Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of such estimate multiplied by the number of months during the Term that have elapsed in such Operating Cost Year to the date of such payment, minus payments of Operating Cost Rent previously paid for said period. Thereafter, Tenant shall pay monthly, on the first day of each month, one-twelfth (1/12th) of such estimated Operating Cost Rent until a new estimate is applicable.
     (2) Correction of Operating Cost Rent. As soon as reasonably possible after the end of each Operating Cost Year Landlord shall deliver to Tenant a notice (the “Operating Cost Report”) setting forth (a) the actual Operating Costs for the preceding Operating Cost Year, (b) the amount of any Operating Cost Rent due to Landlord for such Operating Cost Year, and (c) the amount of any Operating Cost Rent paid by the Tenant for such Operating Cost Year. Within thirty (30) days after such report. Tenant shall pay to Landlord the amount of any additional Operating Cost Rent due for the preceding Operating Cost Year (or a prorated portion thereof if this Lease was not in effect for the entire Operating Cost Year). If Tenant’s payments of Operating Cost Rent exceed the amount due Landlord for the Operating Cost Year in question. Landlord shall promptly either refund any such amount to Tenant or apply any such amount as a credit against Tenant’s other obligations under this Lease. Unless Tenant takes written exception to any item/*1 ~~within thirty (30)~~ days after the furnishing of the Operating Cost Report, such report shall be considered as final and accepted by Tenant.
     C. Definitions
     (1) Operating Costs. “Operating Costs” shall mean the sum of the Taxes and Expenses for the Project, determined in accordance with sound accounting and management practices as follows:
(a) Taxes. “Taxes” shall mean all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, without limitation, assessments for public improvements or benefits, imposed by any lawful authority upon the Project or payable by Landlord in connection with the ownership, leasing, renting, management, control or operation of the Project. Taxes shall include, without limitation, real estate taxes, personal property taxes, sewer rents, assessments (special or otherwise), transit taxes, ad valorem taxes, and any new or increased taxes, assessments or charges which are in place of or arise out of any changes in current Taxes. Taxes shall also include all reasonable fees and expenses incurred to contest, determine or reduce any Taxes; and if a refund is obtained, Landlord shall promptly either pay to Tenant or apply as a credit against Tenant’s other obligations under this Lease a portion of the refund based on the amount of Operating Cost Rent, if any, previously paid by Tenant attributable to increases in Taxes for the Operating Cost Year(s) to which the refund is applicable. Landlord shall have the exclusive right to contest, petition for review, or otherwise seek a reduction in Taxes. If at any time during the Term, a federal, state or local tax, excise or surcharge on rents or income or other tax however described (herein called “Rent Tax”) is levied or assessed on account of the rents hereunder or the interest of Landlord under this Lease, such Rent Tax shall be included in Taxes. Taxes shall not include any net

*1.	before the later of (i) December 31 of the year in which the Operating Cost Report is furnished or (ii) two hundred seventy (270)

income/*1, capital stock succession transfer, franchise, gift, estate or inheritance taxes, unless the same shall be imposed in place of all or any portion of Taxes.
The Taxes for any given Operating Cost Year shall be the amount of Taxes payable during such Operating Cost Year, even though levied or assessed for a different fiscal year, provided, that in the case of special assessments which may be paid in installments, only the installment, plus any interest, payable during the Operating Cost Year shall be included in Taxes. Tenant shall be solely responsible for any taxes on its personal property and trade fixtures used in connection with the Premises.
(b) Expenses. “Expenses” shall mean all expenses, costs and disbursements (and taxes thereon, if any) of every kind and nature, paid or incurred by or on behalf of Landlord in connection with the ownership, management, maintenance, operation and repair of all or any part of the Project (adjusted for vacancy as provided below). Expenses shall not include (1) costs of alterations of tenant premises: (2) costs of capital improvements, except for a reasonable amortization plus interest expense for any capital improvements which are made to reduce Expenses, or for emergency, labor-saving, security or property protection equipment and systems, or to comply with all governmental laws, ordinances, regulations or orders applicable to the Project from time to time: (3) depreciation, except as permitted in the preceding Subsection: (4) interest and principal payments on mortgages. any rental payments on any ground or other underlying leases and other debt costs, if any: (5) real estate brokers leasing commissions: (6) any cost or expenditure for which Landlord is reimbursed whether by tenants insurance proceeds or otherwise (excluding Operating Cost Rent): and (7) Taxes.
If the Project is not Fully Occupied at any time during any Operating Cost Year Landlord may reasonably adjust the Operating Costs which vary with occupancy in the Project for such Operating Cost Year employing sound accounting and management principles. to the amount of Operating Costs that would have been incurred had the Project been Fully Occupied for the entire Operating Cost Year For purposes of the preceding sentence, “Fully Occupied” means the greater of actual occupancy or ninety-five percent (95%) occupancy of the Project. If during any Operating Cost Year a tenant performs any service (the cost of which would constitute an Operating Cost) in lieu of Landlord furnishing the service. Landlord may reasonably adjust the Operating Costs for such Operating Cost Year to the amount which would “have been incurred if Landlord had furnished such service.
     (2) Operating Cost Year. “Operating Cost Year” shall mean each calendar year that includes any part of the Term.
     (3) Tenant’s Proportionate Share. “Tenant’s Proportionate Share” shall mean the percentage obtained by dividing the number of rentable square feet in the Premises by the number of rentable square feet designated by Landlord for office occupancy in the Project, each as reasonably determined by Landlord./*2
     D. Rules of Interpretation and Computation of Base Rent and Rent Adjustments.
     (1) If the Term commences or terminates on other than the first or last day of a month, the Base Rent and Operating Cost Rent for such month shall be prorated based upon the number of days of the Term falling within such month and shall be paid in advance. If the Term of this Lease commences on any day other than the first day of an Operating Cost Year, or if the Term of this Lease ends on any day other than the last day of an Operating Cost Year any Operating Cost Rent due to Landlord with respect to such Operating Cost Year shall be prorated based on the number of days in the Term falling within such Operating Cost Year. Tenant’s covenants to pay Rent shall be independent of every other covenant set forth in this Lease. If Tenant is in default under this Lease, Tenant shall not be entitled to any refund otherwise due hereunder until all such defaults are cured.
     (2) ~~If Tenant fails to pay any Day Rent operating Cost Rent or Additional Rent within five (5) days from the date due. Tenant shall pay to Landlord a larc change in the amount of five percent (5%) of such sun to help defray Landlord’s additional administrative costs. In addition, any sum day from Tenant to Landlord not paid within five (5) days from the date due shall bear interest from the date due until the date paid at an amount rate equal to the lesser of (a)the highest lawful rate or (b) eighteen percent (18%) per annum: The payment of such late charge or interest shall no excuse or Tenant under this lease, or limit any right or remedy of Landlord~~/*3
     (3) If changes are made to the number of rentable square feet in the Premises or the number of rentable square feet designated by Landlord for office occupancy in the Project Tenant’s Proportionate Share shall be appropriately adjusted and the computations of rent shall be appropriately adjusted upon written notice to Tenant so as to take into account the different Tenant’s Proportionate Share figures applicable during each portion of the applicable Operating Cost Year.
     (4) Landlord shall, in its reasonable discretion and consistent with the provisions of this Lease, determine from time to time the method of computing Operating Costs, the allocation of Operating Costs among the various parts and types of space within the Project and the allocation of Operating Costs relating to more than one Operating Cost Year./*4
     (5) No calculation, determination or payment of Operating Cost Rent as provided in this Section 2 shall reduce the Base Rent payable by Tenant under this Lease. Landlord’s and Tenant’s obligations under this Section 2 with regard to Operating Cost Rent shall survive the expiration or termination Of this Lease.
     3. CONDITION, POSSESSION AND SURRENDER OF PREMISES.
     A. Landlord shall make the improvements to the Premises, if any as provided in Exhibit C Except as otherwise provided in

*1.	(including, without limitation, federal, and state income taxes)

*2.	Tenant’s Proportionate Share initially shall he 2.90%, calculated by dividing the rentable square feet in the Premises of 15,516 by the rentable square feet designated by Landlord for office occupancy in the Project of 534,573.

*3.	See Exhibit E. Section 30.

*4.	See Exhibit E. Section 31.

this Lease/*1. Landlord is leasing [ILLEGIBLE] Premises to Tenant “as is,” without any representations or warranties of any kind (including without limitation, any express or implied warranties of fitness or habitability) and without any obligation on the part of the Landlord to alter remodel, improve, repair decorate or clean the Premises, the Project or any part thereof.
     B. If Landlord is unable to deliver possession of the Premises by the Commencement Date set forth on the Schedule because construction has not been substantially completed, or due to a holding over by a prior tenant, or for any other reason beyond Landlord’s control (except Tenant’s default hereunder or Tenant Delay as provided in Exhibit C). then: the Commencement Date and Tenant’s obligation for payment of Rent shall be postponed until the date on which Landlord delivers possession of the Premises; Landlord shall not be liable for any loss, damage or expense arising in any manner from any such delay; this Lease shall remain in effect during the period of any delay; the Term shall be automatically extended to include the same number of full calendar months set forth on the Schedule after the Commencement Date plus, if the Commencement Date is not the first day of a calendar month the partial month in which the Commencement Date occurs; and the Termination Date shall be the last day of the final calendar month of the Term as so extended.
     C. Except as otherwise provided in this Lease. Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or such portion were then in good order repair and satisfactory condition/*2. If Landlord permits Tenant to take possession of all or any part of the Premises prior to the Commencement Date, all of the terms of this Lease, except where clearly inappropriate, shall apply to and shall control such pre-term occupancy. Rent for such pre-term occupancy shall be paid before taking possession and on the First day of each calendar month thereafter at the rate set forth in Section 2A hereof, prorated on a per diem basis for any fractional month.
     D. During the Term of tins Lease. Tenant shall maintain the Premises in as good condition as when Tenant took possession (or as completed after possession, if applicable), except for ordinary wear and as otherwise provided in this Lease. At the expiration or termination of this Least. Tenant shall, subject to Sections 3E and 3F below return the Premises to Landlord broom clean and in good condition as described in the immediately preceding sentence
     E. Unless otherwise agreed in a writing signed by Landlord, all Work (as defined in Section 5A. including, without limitation, partitions, hardware, floor coverings, ceilings, wiring, telephone and communications or computer cabling light fixtures and other fixtures, but excluding trade fixtures, movable partitions and personal property belonging to Tenant) in or upon the Premises, whether installed by Landlord or Tenant, shall be surrendered with the Premises at the expiration or termination of this Lease or when Tenant’s right to possession otherwise terminates and shall become Landlord’s property without compensation to Tenant; provided that if Landlord so directs by written notice. Tenant shall promptly remove any Work installed in or upon the Premises by or for Tenant and designated in such notice and repair any damage to the Premises caused by such removal.
     F. Tenant shall also remove its trade fixtures and personal property from the Premises, and repair any damage caused by such removal prior to the end of the Term, or within ten (10) days following the early termination of this Lease or Tenant’s right of possession: and if Tenant does not so remove such property at landlord’s election: (1) Tenant shall be conclusively deemed to have conveyed the same to Landlord as by a bill of sale without further payment or credit by Landlord to Tenant, or (2) Tenant shall be conclusively deemed to have forever abandoned such property and without accepting title thereto, Landlord may at Tenant’s expense, remove, store, destroy or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person, and Tenant shall pay to Landlord, upon demand, all reasonable expenses incurred in taking any of such actions. The failure of Tenant to remove all such property from the Premises and the Project shall forever bar Tenant from bringing any action or asserting any liability against Landlord with respect to any such property.
     G. Tenant’s obligations under this Section 3 shall survive the expiration or termination of this Lease.
     4. PROJECT SERVICES.
     A. Services. So long as Tenant is not in default hereunder Landlord shall furnish the following services to the Tenant without charge except for Rent and as otherwise specifically provided herein:
(1) Heat and air conditioning to provide a temperature required in Landlord’s reasonable judgment for comfortable occupancy of the Premises under normal business operations from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. Saturdays, holidays excepted (“Operating Hours”).
(2) Non-exclusive passenger elevator service to the Premises at all times (provided Landlord may limit the elevators in operation during non-Operating Hours), and non-exclusive freight elevator service as scheduled by Landlord.
(3) Electricity from the public utility supplying the Project subject to the rules, regulations, and requirements of such public utility to provide sufficient power for normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants in the Project) ~~during Operating Hours~~. If the installation of any Equipment or lighting requires additional electrical or air conditioning capacity above the Building standard system, then the additional installation, metering and operating costs shall be paid by Tenant to Landlord as Additional Rent. Landlord shall replace Building standard lamps, bulbs, ballasts or starters in the Premises as required by normal usage.
(4) Hot and cold municipal water at those points of supply provided for the general use of tenants in the Project.
(5) Janitorial and customary cleaning services nightly in the Premises, except Saturdays, Sundays and holidays; and window washing for exterior windows at intervals reasonably determined by Landlord.

*1.	(including, without limitation. Landlord’s obligations for services and repairs under Sections 4 and 5 of this Lease)

*2.	except (1) punchlist items relating to Landlord’s Work as provided in Exhibit C to this Lease, and (2) latent defects relating to Landlord’s Work of which Tenant notifies Landlord within one year following the Commencement Date

     B. Additional Services. Except as specifically provided in this Lease, Landlord shall not be obligated to furnish any additional services or to furnish services at other limes. If Landlord provides additional services at Tenant’s request. Tenant shall pay for such additional services at Landlord’s then prevailing rates as Additional Rent. If Landlord from time to time reasonably determines that the use of any utility or service in the Premises is disproportionate to the use of other tenants. Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use and may install metering devices at Tenant’s expense, which amounts shall be due from Tenant as Additional Rent
     C. Interruption of Service. Landlord dues not warrant that any service will be free from interruptions, failures or defects caused by labor controversies, accidents, inability to obtain utilities, fuel, steam, water or supplies, governmental regulations or other causes beyond the reasonable control of the Landlord of repairs, alterations, replacements or improvements to the Project or its systems. Landlord shall use reasonable diligence to remedy any interruption or failure of or defect in such services after notice from Tenant, but no such interruption or failure of or defect in any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for any ~~loss expense or damage: by~~/*1 abatement of Rent ~~or otherwise~~, or relieve Tenant from performance of Tenant’s obligations under this Lease.
     D. Keys and Locks. Landlord shall furnish Tenant with two (2) keys or access cards (“keys”) for each corridor door entering the Premises and any applicable access system for the Project and additional keys ordered by Tenant will be furnished by Landlord at Tenant’s expense. All such keys shall remain the property of Landlord provided, that Tenant shall be solely responsible for monitoring distribution and use of keys furnished to Tenant No additional locks shall be allowed on any door of the Premises without Landlord’s written consent. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises or the Project and shell give to Landlord the combination for all locks for sales and vaults, if any left in the Premises.
     E. Telephones/Wiring. Tenant shall at its expense install and maintain all telephone and communications wiring and equipment from the service access point in the Project to and within the Premises, and arrange directly with the telephone company and suppliers of its choice for all service and connections. The installation of all telephone, communications, computer security and other wiring and equipment shall be subject to Landlord’s prior written consent is provided in Section 5 of this Lease
     5. ALTERATIONS AND REPAIRS.
     A. Tenant shall not make or permit any interior or exterior alterations, additions, improvements or changes, structural or otherwise, to the Premises or the Project, nor make any installations which may require any change to the heating, ventilating, air conditioning, electrical or plumbing systems of the Project (collectively “Work”) without obtaining the prior written consent of Landlord in each instance. As a condition to granting its consent. Landlord may impose reasonable requirements including without limitation requirements as to the manner and time for the performance of any Work, the type and amount of insurance, bonds and security for payment Tenant must provide the plans and specifications relating to the Work, the contractors performing the Work, the contracts and building permits relating to the Work, the activities being undertaken within the Project relating to the Work, and the removal of the Work, at the expiration or termination of this Lease. Landlord shall be reimbursed by Tenant for all reasonable costs incurred in connection with its review and supervision of the Work, in no event will such supervision or right to supervise by Landlord nor any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design workmanship or quality of any Work or materials for Tenant’s intended use or otherwise or impose any liability upon Landlord in connection with the performance of such Work. All Work shall be performed in a good and workmanlike manner and in full compliance with applicable laws, ordinances and regulations, and all insurance requirements.
     B. Tenant shall promptly pay all contractors and materialmen for the Work and furnish Landlord with sworn construction statements and lien waivers upon request of Landlord. Any mechanic’s lien filed against the Premises or the Project for Work or materials furnished or claimed to have been furnished in connection with the Work or to Tenant shall be released and discharged by Tenant, by bond or otherwise within ten (10) days after the filing of such lien at Tenant’s sole expense Tenant agrees to indemnify hold harmless and defend Landlord, its agents and employees the Premises, the Building and the Project from any loss, damage or expense, including reasonable attorney’s fees, arising out of any lien claim or other claim relating to any Work. Nothing contained in this Lease shall be construed as 3 consent by Landlord so as to subject the Landlord’s interest in the Premises to any lien or liability under applicable mechanic’s lien laws.
     C. Landlord shall maintain and repair the foundations exterior walls, structural portions, roof and common areas of the Project and the heating air conditioning ventilating, electrical, elevator and plumbing systems serving the Project (except improvements or fixtures in or primarily serving the Premise in good condition ordinary wear excepted: provided that: (I) Landlord’s obligations shall be subject to the provisions of this Lease concerning casualty loss and condemnation and the cost of such repairs shall be included in Operating Costs subject to the terms and conditions of Section 2; (2) Tenant shall promptly at its expense repair all damage to the Premises or the Project caused by Tenant or any of its employees, agents or invitees, by Tenant’s failure to comply with or perform any of Tenant’s obligations under this Lease, or by the installation operation or removal of Tenant’s improvements or fixtures; and (3) Landlord shall use reasonable diligence in carrying out its obligations under this Section but shall not be liable ~~under any circumstances for any loss, expense or damage~~ for any ~~failure to do so, by~~/*2 abatement of Rent ~~or otherwise~~, nor shall the same constitute an eviction of Tenant or relieve Tenant from performance of Tenant’s obligations under this Lease.
     D. Except for ordinary wear and as otherwise provided in this Lease. Tenant shall at its expense maintain and repair the Premises, all improvements and fixtures in or primarily serving the Premises, and all of Tenant’s trade fixtures and personal property at the Premises in good condition. If due to Tenant’s use of the Premises alterations or improvements to the Premises or the Project are necessary to comply with any present or future governmental laws, ordinances or regulations or requirements of insurance carriers. Tenant shall at its expense promptly perform such alterations or improvements in compliance with this Section 5. If Tenant fails to perform any obligation under this Section 5 then on not less than ten (10) days notice to Tenant (or immediately if an emergency). Landlord may enter the Premises and perform such obligations and Tenant shall pay Landlord upon demand the cost

*1.	consequential damages or

*2.	consequential damages or

thereof as Additional Rent.
     6. USE OF PREMISES.
     A. The Premises shall be occupied and used by Tenant only for Tenant’s Permitted Use as set forth on the Schedule, and for no other purpose. Without limiting the generality of the foregoing, no use shall be made of the Premises nor acts done which are unlawful, unsafe, create a nuisance, unreasonably interfere with the operation of the Project, or which will increase the existing rate of insurance upon the Project or cause a cancellation of any insurance policy covering the Project or any part thereof or require additional insurance coverage. Tenant shall not permit to be kept, used or sold in or about the Premises any article which may be prohibited by Landlord’s insurance policies. If Tenant’s particular use of the Premises causes the rate of fire or other insurance on the Premises to be increased beyond the rate otherwise applicable to the Premises, Landlord shall have the option to require Tenant to cease such use or to reimburse Landlord for the amount of any such increase.
     B. Tenant shall not install, use, generate, store, release or dispose of any Hazardous Materials in or about the Premises or the Project, nor cause or permit Tenant Parties or others to do so, except immaterial quantities of ordinary janitorial and office products customarily used by tenants in office business operations so long as such products are properly used, stored and disposed of in accordance with all Environmental Laws and the highest prevailing industry standards. Tenant shall at its expense comply with all Environmental Laws affecting its use of the Premises and shall immediately give Landlord written notice of any communication from any governmental agency regarding the application of any Environmental Laws to the Premises or Tenant’s use of the Premises. Tenant shall indemnify defend and hold harmless Landlord and its officers, employees, agents and lenders from and against any loss, claim, damage or expense including without limitation all testing enforcement, cleanup and remedial costs and reasonable attorney’s fees, arising by reason of the presence in or about the Premises or the Project of any Hazardous Materials as a result of or in connection with any act at omission of Tenant or Tenant Parties or the breach of this Lease or any Environmental Laws by Tenant or Tenant Parties. regardless of whether Landlord has approved the activity. As used herein “Hazardous Materials” means any hazardous substance, hazardous material, hazardous waste, pollutant, toxic material or contaminant defined or regulated under any Environmental Laws (including without limitation, petroleum, asbestos, PCBs and any substance or material which may be hazardous to human health safety or the environment): “Environmental Laws” means all present or future federal state and local laws, statutes, ordinances, regulations, rules, guidelines, orders, decisions, decrees, or other requirements of any governmental agency or authority pertaining to the regulation or protection of human health safety or the environment; and “Tenant Parties” means Tenant’s principals, officers, agents, employees, contractors, invitees, subtenants or assignees. Tenant’s obligations under this Section 6B shall survive the expiration or termination of this Lease.
     7. PROJECT RULES AND GOVERNMENTAL REGULATIONS. Tenant shall at its expense comply with all applicable governmental laws ordinances and regulations concerning its use of the Premises. Tenant shall also Comply with all reasonable rules and regulations adopted from time to time by Landlord pertaining to the operation and management of the Project. If any rules and regulations are contrary to the terms of this Lease the terms of this Lease shall prevail. The present rules are contained in Exhibit D. The violation of the Project rules or the laws or regulations governing Tenant’s use of the Premises shall be a default under this Lease allowing Landlord all remedies for default set forth under Section 11 of this Lease. Landlord shall not be responsible to Tenant for violation of the rules or regulations or the terms of this Lease or any other lease in the Project by another tenant nor shall failure to obey the same by others relieve Tenant from its obligations to comply therewith.
     8. CLAIMS: INSURANCE: LIABILITY.
     A. To the fullest extent permitted by law Tenant waives all claims it may have against Landlord its officers, directors, agents or employees for damage to person or property sustained by Tenant or by any occupant of the Premises or the Project or any other person, occurring in or about the Premises or the Project resulting from the Premises or the Project or any part of said Premises or Project becoming out of repair or resulting from any existing or future condition, defect, matter or thing in the Premises the Project or any part of it or from equipment or apportenances therein or from the action of the elements or from any security or lack thereof, or any criminal or intentional misconduct of third parties or any accident within or adjacent to the Premises or Project or resulting directly or indirectly from any act or omission of Landlord or any occupant of the Premises or Project or any other person while on the Premises or the Project. This Section 8A ‘shall include without limitation damage caused by water, snow, frost, steam, excessive or inadequate heat or cooling, sewers, gas, odors or noise, the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding. All property on the Project or in the Premises belonging to the Tenant, its agents, employees, contractors or invitees or to any occupant of the Premises shall be at the risk of the Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. Notwithstanding anything contained in this Section 8A to the contrary no agreement of Tenant in this Section 8A shall be deemed to exempt Landlord from liability for injury to persons or damage to property caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents or employees in the operation or maintenance of the Premises or the Project or to any extent prohibited by law.
     B. Landlord and Tenant each hereby waive all claims of recovery from the other party for loss or damage to any of its property to the extent the loss or damage is covered by valid and collectable fire and extended coverage insurance policies or would be covered by the insurance required under Section 8C(2). and each party agrees to have its insurance policies endorsed to provide for a waiver of subrogation by the insurance carrier, if necessary to prevent the invalidation of such insurance coverage.
     C. At all times during the Term of this Lease, Tenant shall at its expense maintain in effect insurance protecting Tenant and Landlord and their respective agents and employees, and any other parties designated by Landlord from time to time, with terms, coverages and in companies at all times reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time, request. /*1 Initially, such coverage shall be in the following amounts:
(1) Commercial general liability insurance (including coverage for bodily injury, broad form property damage, personal injury, broad form contractual liability applying to this Lease, independent contractors, and products and completed operations) with limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence for Bodily Injury. Death and Property Damage, and umbrella coverage of not less than Three Million Dollars ($3,000,000), naming Landlord, any Mortgagees or Lessors (as hereafter defined) and its management company as additional insureds.
(2) Insurance against “All Risks” of physical loss for the full replacement cost of all tenant improvements and Work, if any, made by Tenant or at Tenant’s expense, and all equipment, furniture, trade fixtures, merchandise and other items of Tenant’s property on the Premises.
     D. Tenant shall, prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord certificates evidencing that all required insurance is in force and providing that such insurance may not be canceled or changed without at least thirty (30) days’ prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days’ prior written notice shall be provided).
     E. /*2 ~~Except~~ to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant hereby agrees to indemnity defend and hold harmless Landlord and its officers, directors, agents and employees against any claims or liability for damage to person or property (or for loss or misappropriation of property) occurring in or about the Premises, arising from Tenant’s occupancy of the Premises, from any breach or default on the part of Tenant during the Term of this Lease or from any /*3 act or omission of Tenant or of any employee agent, invitee or contractor of Tenant, and from any costs relating thereto (including, without limitation, reasonable attorneys’ fees)/*4 Tenant’s obligations under this Section 8E shall survive the termination or expiration of this Lease.
     9. FIRE AND OTHER CASUALTY.
     A. In the event that (1) the Premises are made substantially untenantable by fire or other casualty and Landlord shall decide not to restore or repair the same, or (2) the Building or the Project is so damaged by fire or other casualty that Landlord shall decide to demolish or not rebuild the Building, then, in either of such events, either Landlord or Tenant shall have the right to terminate this Lease by notice to the other within ninety (90) days after the date of such fire or other casualty.
     B. If the Premises of the Building are made untenantable by fire or other casualty, and this Lease is not terminated pursuant to Sections 9A or 9C, Landlord shall, to-the extent permitted by any mortgages or ground leases with respect to the Project, immediately take such action as is necessary to make applicable insurance proceeds available and to use the same to reconstruct, repair and restore the Building and the Premises, subject to zoning laws and building codes then in effect, and including only tenant improvements constructed in Landlord’s expense, or, if any portion of the Premises has been leased on an “as is” basis, including only improvements similar to those located in such portion of the Premises on the Commencement Date or the date on which such portion was added to the Premises, if later than the Commencement Date (herein, the improvements Landlord is required to make are called the “Required Improvements”). At Landlord’s option, Tenant may be permittec or required to devote the proceeds of its insurance described in Section 8C(2)/*5 ic cause restoration of tenant improvements and the Premises over arid above the Required Improvements, and pay for the same to Landlord or through Landlord as if newly done pursuant to Section 5 of this Lease. In the event a fire of other casualty occurs and both Landlord and Tenant are insured, it is agreed that the coverage of the Landlord shall be primary and that Landlord’s recovery in no event shall be reduced by any insurance recovery to Tenant. In no event shall Landlord have any liability to Tenant by reason of any damage to or interference with the Premises, the Project, or Tenant’s business, improvements or property arising from fire or other casualty, however caused, or any resulting repairs
     C. Notwithstanding anything in this Section 9 to the contrary if all or any portion of the Premises shall be made untenantable by fire or other casualty. Landlord shall with reasonable promptness, cause an architect selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods. If the estimate indicates that the Premises cannot be made Tenantable /*6 ~~within twelve (12) months from the date five of casulty occured,~~ either party shall have the right to terminate this Lease by giving to the other notice of such election within with ten (10) days after its receipt of the architect’s certificate. If the estimate of the architect indicates that the Premises can be made tenantable within such ~~twelve (12) months~~ /*7 and neither party terminates this Lease pursuant to Section 9A, or if neither party terminates this Lease pursuant to this Section 9C. Landlord shall proceed with reasonable promptness to repair and restore the Premises pursuant to Section 9B, provided that if the estimate of the architect indicates that the Premises can be made tenantable within such ~~twelve (12) months~~ /*7 and if Landlord does not repair and restore that Premises within such ~~twelve (12) months period~~ /*7, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease upon fifteen (15) days prior written notice to Landlord (except that if the Premises are repaired and restored before the date specified in Tenant’s notice, this Lease shall not terminate and shall continue in effect). For purposes of this Lease, the term “Reconstruction Delays” shall mean: (1) any delays caused by the insurance adjustment process. (2) any delays caused by Tenant, and (3) any delays caused by events beyond Landlord’s reasonable control.

*1.	Tenant shall not be required to provide additional insurance or increase insurance limits in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises.

*2.	Subject to Section 8B and except

*3.	negligent

*4.	provided, that the indemnification obligation under this Section shall exist and be enforceable only to the extent such damage or loss is collectable under Tenant’s insurance policies. See also Exhibit E. Section 32.

*5.	(to the extent such insurance relates to leasehold improvements and not to Tenant’s equipment and personal property)

*6.	within a period equal to the shorter of (i) six (6) months from the date the fire or casualty occurred or (ii) one hundred twenty (120) days after the completion of the insurance adjustment process (“Reconstruction Period”)

*7	Note: Insert “Reconstruction Period” at each *7 in this Section.

     D In the event that this Lease as terminated pursuant to Section 9A or Section 9C above. Base Rent and Operating Cost Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that such fire or casualty renders all or any portion of the Premises untenantable and this Lease is not terminated pursuant to Section 9A or Section 9C, then subject to the last sentence of this Section 9D, the Base Rent and Operating Cost Rent provided for in this Lease shall abate on a per diem basis during the period of repair and restoration until the Premises are tenantable again, and the abatement shall be in an amount bearing the same ratio to the total amount of such Rent due for such period as the untenantable portion of the Premises from time to time bears to the entire Premises. Any provision hereof notwithstanding. Tenant’s Rent shall not abate if The/=*1 negligence of Tenant, or its agents or employees, was the cause of the fire or other casualty
     10. RIGHTS RESERVED TO THE LANDLORD. /=*2 Landlord reserves the following rights, exercisable without notice to Tenant except as otherwise expressly provided herein, and without liability to Tenant for damage or injury to property, person or business (all such claims being hereby released, except to the extent they are caused by Landlord’s gross negligence or willful misconduct), and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for offsets, or abatements of Rent or affecting any of Tenant’s obligations under this Lease
     A. Name: To change the Project’s name or street address.
     B. Signs: To install, affix and maintain any and all signs on the exterior and interior of the Building and to prescribe the location and style of all signs visible from the exterior of the Building or from within its lobbies or common corridors.
     C. Windows/Design: To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment: to control all the internal lighting that may be visible from the exterior of the Building: and to approve the design, arrangement, style, color and general appearance of any portion of the Premises (including, without limitation, furniture, fixtures, art work, wall coverings, carpet and decorations) which is visible from the common areas or from the exterior of the Building, and all changes or additions thereto.
     D. Service Contracts: To designate all sources furnishing sign painting and lettering, ice and drinking water, towels, toilet supplies, beverages, food service, or other services on the Premises, provided that the rates for such services as are designated by Landlord are reasonably competitive with rates charged therefor in the Oklahoma City metropolitan area. No vending or dispensing machines of any kind shall be placed in or about the Premises without the prior written consent of Landlord.
     E. Keys: To retain at all times, and to use for purposes authorized in this Lease, passkeys to the Premises and keys to all locks for doors within and into the Premises.
     F. Access for Repairs Etc. Upon reasonable prior notice to Tenant (except in an emergency), to have access to the Premises to perform its duties and obligations under this Lease and to inspect the Premises, make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Premises, the Project or any part thereof as set forth in various Sections of this Lease including, without limitation. Section 5 and Section 10M.
     G. Occupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises. Such nets of Landlord shall not relieve Tenant of its obligation to pay Rent to the Termination Date.
     H. Rights to Conduct Businesses: To grant to anyone the exclusive right to conduct any business or render any service in the Project provided such exclusive right shall not operate to exclude Tenant’s Permitted Use as set forth on the Schedule.
     I. Heavy Equipment: To approve the weight, size or location of safes and other heavy equipment and articles in and about the Premises and the Project and to require all such items and furniture to be moved into and out of the Building or anywhere else in the Project and the Premises only at such times and in such manner as Landlord shall direct in writing. Movement of Tenant’s property into or out of the Project and within the Project is entirely at the risk and responsibility of Tenant.
     J. Show Premises: To show the Premises to prospective tenants or brokers during the last twelve (12) months of the Term of this Lease or of any extension thereof or to show the Premises to prospective purchasers at all reasonable times, provided prior reasonable notice is given to Tenant in each case and Tenant’s use and occupancy of the Premises shall not materially be inconvenienced by any such action of Landlord.
     K. Close Project: To restrict access to the Project during such hours as Landlord shall from time to time reasonably determine and on holidays, subject, however, to Tenant’s right to admittance at all times under such regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Project identify themselves to a security guard by registration or otherwise and that said persons establish their right to enter or leave the Project. In case of an emergency, Landlord may restrict or prevent access to the Project, or otherwise take such actions as deemed necessary by Landlord for the safety of tenants or other occupants of the Building or the protection of the Project.
     ~~L. Substitution of Space. At any time hereafter. Landlord may relocation or part of Premises to another area in the Project (here in referred to as the new premises upon thirty (30) days prior written notice, provided, that (1) the new premises shall be substantially similar to the Premises in area and suitable for the use which Tenant had made of the old Premises ,(2) if the Premises are being improved pursuant to the provisions of Exhibit C, Landlord will pay the costs of improving the new premises so they are substantially similar to the old Premises, and (3) Landlord shall pay all of Tenant’s reasonable moving costs. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move to the new premises including, by way of example but not of limitation, designating locations to move furniture and equipment, superrising moving of files or fragile equipment, designating location of telephone outset and listing color of paint and of flooring desired in the new premises. If Landlord excreises its right under this~~

*1. gross

*2. In addition to any other rights of Landlord

~~Section, the new premises shall thereafter be deemed for all purposes of this Lease as the Premises.~~
     M Repairs and Alterations: At any time Landlord may make repairs, alterations, additions, decorations or improvements, structural or otherwise, in or to the Project or any part thereof, including the Premises, and perform any acts required or permitted hereunder, or related to the safety, protection, preservation or improvement of the Project or the Premises, and during such operations Landlord shall have the right to take into and through the Premises or any part of the Project all material and equipment required and to close and temporarily suspend operation of entrances, doors, corridors, elevators and other facilities, and to have access to and open all ceilings, without liability to Tenant by reason of interference, inconvenience, annoyance or loss of business: provided, that Landlord shall not interfere with Tenant’s use of the Premises any more than is reasonably necessary under the circumstances. Landlord shall do any such work during ordinary business hours, and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant’s request. Landlord may do or permit any work to be done upon or along, and any use of, any adjacent or nearby building, land, street, alley or way
     N Lock Box Agent: Landlord may from time to time designate a bank or other lock box agent for the collection of amounts due Landlord. The date of any payment to such agent shall be the date of such agent’s receipt of the payment (subject to actual collection of any check): provided, that for purposes of this Lease, no such payment or collection shall be deemed “accepted” by Landlord if Landlord mails a check in such amount to Tenant at the address set forth on the Schedule within a reasonable period after such receipt or collection. The mailing of such payment to Tenant shall be deemed to be a rejection of Tenant’s tender of such payment for all purposes as of the date of the lock box agent’s receipt or collection of such payment, without thereby waiving any default or any right or remedy of Landlord.
     ~~O. Other Rights. All other rights accruing to Landlord by operation of law or reserved specifically or by inference by the Landlord pursuant to the provisions of this Lease.~~
     11. DEFAULT AND LANDLORD’S REMEDIES.
     A. Defaults. The occurrence of any of the following shall constitute a default hereunder:
     (1) If Tenant defaults in the payment of Rent (whether Base Rent, Operating Cost Rent or Additional Rent) or any other sum required to be paid by this Lease; provided, that Landlord shall not be entitled to exercise its remedies set forth herein or at law or in equity with respect to such default unless such default continues for a period of five (5) days after /*1 ~~the due date:~~
     (2) If Tenant defaults in the prompt and full performance or observance of any of Tenant’s obligations or agreements as provided in this Lease (except those specified in Subsections (1). (3). and (4) of this Section 11 A) or in any other agreement between Landlord and Tenant, provided. that Landlord shall not be entitled to exercise its remedies set forth herein or at law or in equity with respect to such default, (a) if such default is cured within ten (10) days after written notice to Tenant (or immediately upon written notice if the default involves a hazardous condition), or (b) with respect to a non-hazardous default which is curable but cannot reasonably be cured within ten (10) days, if Tenant immediately commences to cure and diligently proceeds to complete the cure of such default within a reasonable time period which shall in no event extend beyond thirty (30) days after written notice to Tenant:
     (3) If Tenant abandons or vacates the Premises during the Term; or
     (4) If the leasehold interest of Tenant is levied upon under execution or is attached under process of law, which levy or attachment continues for a period of thirty (30) days; or if Tenant becomes insolvent or bankrupt or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make an assignment for the benefit of creditors; or if any proceeding or other action shall be filed by or against Tenant seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or its debts under any law relating to bankruptcy insolvency or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property (provided, that no such proceeding or action shall constitute a default under this Lease if Tenant shall vigorously contest the same by appropriate proceedings and the same shall be vacated or dismissed within thirty (30) days after the date of filing): or if Tenant is a corporation, partnership or other entity, Tenant shall be dissolved, liquidated or otherwise cease to exist.
     B. Landlord’s Remedies.
     (1) Upon the occurrence of any one or more defaults by Tenant. Landlord may elect, at any time thereafter by written notice to Tenant, to terminate this Lease and Tenant’s right to the Premises as of the date set forth in the notice or without terminating this Lease, to terminate Tenant’s right to possession of the Premises as of the date set forth in the notice. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease. Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord, and Tenant hereby authorizes Landlord to enter into and upon the Premises with or without process of law, and to repossess the Premises and to remove Tenant and all occupants and property therefrom using such force as may be necessary without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord’s rights to Rent and/or damages for the balance of the Term or any other right given to Landlord hereunder or by law or in equity. Landlord may enforce its rights under this Lease in one action or in separate actions from time to time. Except as otherwise provided in this Section 11 Tenant expressly waives the service of any notice of intention to terminate this Lease or to reenter the Premises, any demand for payment of Rent or possession, all present or future redemption rights, and any other notice or demand. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on all matters arising out of this Lease, Tenant’s use or occupancy of the Premises, or for recovery of the Premises or eviction. Tenant agrees not to interpose any counterclaims (other than compulsory counterclaims) in any proceeding for recovery of the Premises.
     (2) If Landlord elects to terminate Tenant’s right to possession only without terminating the Lease, Landlord may at Landlord’s

*1	written notice by Landlord to Tenant on the first two (2) occasions during any calendar year and for a period of five (5) days after the due date on any subsequent occasions during such calendar year.

option enter into the Premises [ILLEGIBLE] and hold possession thereof as set forth in Section [ILLEGIBLE] B(1) without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full Term, and, at Landlord’s option, the aggregate amount of the Base Rent and Operating Cost Rent (based upon the amount thereof for the calendar month immediately preceding the month in which the default has occurred) for the period from the date stated in the written notice terminating possession to the staled end of the Term shall be immediately due and payable by Tenant to Landlord, together with any other monies due hereunder, and Landlord shall have right to immediate recovery of all such amounts. In addition, Landlord shall have the right from time to time, to recover from Tenant, and Tenant shall remain liable for all Rent not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date stated in the notice terminating possession to the stated end of the Term. Upon and after entry into possession without termination of the Lease, subject to Landlord’s right to first rent other vacant areas in the Project, Landlord may relet the Premises or any part thereof for such Rent, for such time (which may be a period extending beyond the stated Term of this Lease) and upon such terms as Landlord in Landlord’s sole discretion shall determine. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed necessary or desirable by Landlord, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof, together with Landlord’s expenses of reletting. Any proceeds from the reletting of the Premises by Landlord shall be collected by Landlord and shall first be applied against the costs and expenses of recently and of reletting the Premises including, without limitation, all brokerage, advertising, legal, alteration, redecoration, repair and other reasonably necessary costs and expenses incurred to secure a new tenant for the Premises, and second to the payment of Rent herein provided to be paid by the Tenant. If the consideration collected by Landlord upon any such relating, after payment of the expenses of relating the Premises, is not sufficient to pay any accelerated amounts of Rent due and owing and to pay monthly the full amount of the Rent reserved in this Lease and not theretofore accelerated. Tenant shall pay to Landlord the accelerated amounts upon demand, and the amount of each monthly deficiency as it becomes due (as the case may be). If the consideration collected by Landlord upon any such reletting for Tenant’s account after payment of the expenses of reletting the Premises is greater than the amount necessary to pay accelerated amounts of Rent due and owing and to pay the full amount of Rent reserved in this Lease and not theretofore accelerated, the full amount of such excess shall be retained by Landlord and in no event shall be payable to Tenant. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction of Tenant or as an election on Landlord’s part to terminate this Lease, unless written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder. Notwithstanding any reentry or reletting by Landlord. Landlord may at any time thereafter elect to terminate this Lease for such previous default.
     (3) If Landlord elects to terminate this Lease. Landlord shall be entitled to recover from Tenant all of the amounts of Rent accrued and unpaid for the period up in and including (the date of the termination, as well as all other additional sums for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease. which may then be owing and unpaid, and all costs and expenses including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of rights and remedies hereunder and in addition. Landlord, at its sole option, shall be entitled to recover from. Tenant and Tenant shall pay to Landlord, on demand, as final and liquidated damages (and not as a penalty), a sum equal to the amount of Landlord’s reasonable estimate of the aggregate amount of Base Rent. Operating Cost Rent and Additional Rent that would be payable for the period from the date of such termination through the Termination Date, reduced by the then reasonable rental value of the Premises for the same period (as such reasonable rental value may be decreased for Landlord’s reasonably anticipated costs, expenses and delays in reletting the Premises). If before presentation of proof of such liquidated damages to any court, all or any part of the Premises shall have been refer by Landlord for all or any part of such period, the amount of Rent payable upon such reletting shall be deemed to be the reasonable rentable value for the part or the whole of the Premises elect during the term of the reletting.
     (4) Upon any default by Tenant under this Lease, Landlord may, but shall not be obligated to, take any action to cure the default without waiving or releasing any obligation of Tenant or preventing Landlord from pursuing any available remedy. All amounts paid or incurred by Landlord in curing any default of Tenant or performing any of Tenant’s obligations under this Lease, and reasonable attorneys’ fees in connection therewith, shall be paid by Tenant to Landlord as Additional Rent on demand.
     (5) Notwithstanding anything in this Lease to the contrary, any and all remedies set forth in this Lease (a) shall be in addition to any and all other remedies Landlord may have at law or in equity and (b) shall be cumulative. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall only be effective if is in writing and shall not be deemed to be a waiver of a continuing or subsequent breach of the same, or of any other term, covenant or condition herein contained. The acceptance of Rent or any other amounts due hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease, and if the same shall be accepted after the termination of this Lease, by lapse of time or otherwise, or of the Tenant’s right of possession hereunder, or after the giving of any notice, such acceptance shall not reinstate, continue or extend the Term of this Lease or affect any notice given to Tenant prior to the receipt of such amounts, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises. Landlord may receive and collect any Rent and other sums due, and the payment of the same shall not waive or affect said notice, suit or judgment. No payment by Tenant or receipt by Landlord of a lesser amount than the amount due hereunder shall be deemed to be other than on account of the earliest portion thereof due, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease, Unless otherwise agreed in writing, any partial payment of Rent which is accepted by Landlord prior to or after commencement of an action to recover possession of the Premises shall be applied to the balance due but shall not waive any of Landlord’s rights, or any action to recover possession of the Premises, for nonpayment of the balance of the Rent owed Landlord.
     (6) Notwithstanding any provision in this Lease prohibiting Landlord from exercising its rights if Tenant cures a default within a specified period of time, if Tenant shall default (a) in the timely payment of Rent (whether any or all of Base Rent. Operating Cost

Rent or Additional Rent) two (2) [illegible] more times in any period of twelve (12) consecutive months, or (b) in the performance of any particular term, condition or covenant of this Lease two (2) or more times in any period of twelve (12) consecutive months, then, notwithstanding that such defaults shall have each been cured within any applicable cure period after notice, if any, as provided in this Lease, in connection with any further similar default during such twelve-month period (including, without limitation, with respect to non-payment of Rent, the further non-payment of any kind of Rent payable under this Lease) Tenant shall not be entitled to any further cure period or notice, and Landlord shall have the right to exercise all of the remedies provided in this Lease immediately after the occurrence of such similar default.
     (7) In the event that Tenant shall File for protection under the Bankruptcy Code now or hereafter in effect, or a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree to the extent permissed by law, to request that the debtor-in-possession or trustee in bankruptcy, if one shall have been appointed, assume or reject this Lease within sixty (60) days thereafter.
     12. HOLDOVER. If Tenant holds over after the termination or expiration of the Term without the written consent of Landlord (which may be withheld in Landlord’s sole discretion), Tenant shall pay Base Rent and Operating Cost Rent at /*1 ~~twice~~ the rate payable for the month immediately preceding the holding over, computed on a daily basis for each day Tenant thus remains in possession, and, in addition. Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s holding over. Alternatively, at the election of Landlord by written notice to Tenant, such retention of possession shall constitute a renewal of this Lease for a month-to-month tenancy at /*2 ~~twice~~ the Base Rent and Operating Cost Rent for the immediately preceding month, and Tenant shall continue to make all other payments required under this Lease. Neither the acceptance of Rent by the Landlord after termination, nor the provisions of this Section: (a) shall be construed as, or operate as, a renewal or as a waiver of landlord’s right of reentry or right to regain possession by actions at law or in equity or by any other right or remedy hereunder, or (b) shall be construed as, or operate as, a waiver of any other right or remedy of Landlord.
     13. SUBORDINATION.
     A. This Lease is and shall be subject and subordinate to each mortgage or trust deed (“Mortgage”) and each ground lease or other underlying lease (“Ground Lease”) new or hereafter in force with respect to the Project at the election of the trustee or mortgagee under or holder of any Mortgage (“Mortgagee”) or the lessor under any Ground Lease (“Lessor”), including, without limitation, any amendment, renewal, modification, consolidation, replacement or extension thereof and all interest thereon and advances thereunder. Any subordination at the election of any such Mortgagee or Lessor shall be self-operative and no further instrument of subordination shall be required to make the interest of such Mortgagee or Lessor superior to the interest of Tenant hereunder. In confirmation of such subordination, however, within ten (10) days after written request by Landlord. Tenant shall, without charge, execute and deliver any necessary or useful instruments acknowledging the subordination of this Lease as provided herein. Tenant shall not do anything that would constitute a default under any Mortgage or Ground Lease, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. In the event of the enforcement by any Mortgagee or Lessor of the remedies provided for by law or by such Mortgage or Ground Lease (including, without limitation, a deed in lieu thereof). Tenant shall, at the election and upon demand of any Mortgagee, Lessor or other person succeeding to the interest of Landlord as a result of such enforcement (“Successor”), attorn, from time to time, to any such Mortgagee, Lessor or Successor upon the then executory terms of this Lease provided, that any such Mortgagee, Lessor or Successor shall not be bound by any payment of Rent for more than one month in advance; bound by any amendment or modification of this Lease made without the consent of such Mortgagee, Lessor or Successor subject in any offsets or defenses Tenant might have against any prior landlord (including, without limitation, the then defaulting landlord): liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord): or liable for any security deposit except to the extent held by such Mortgagee, Lessor or Successor. The provisions of this Section 13 shall inure to the benefit of any such Mortgagee, Lesser or Successor, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the enforcement of any such Mortgage or Ground Lease, and shall be self-operative upon such election and demand, and no further agreement shall be required to give effect to such provisions. Upon request by such Mortgagee, Lessor or Successor, however Tenant shall execute and deliver any instruments necessary or useful to confirm the attornment.
     B. Tenant agrees to give any Mortgagee or Lessor a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee or Lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the lime provided for in this Lease, then such Mortgagee or Lessor shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, such Mortgagee or Lessor shall have such additional time as may be necessary to cure such default: provided, that within such, thirty (30) days, any Mortgages or Lessor as the case may be, has commenced and is diligently pursuing the cure of such default (including, without limitation, commencement of foreclosure or lease forfeiture proceedings, if necessary to effect such cure), and Tenant shall not pursue any of the remedies it may have for such default and this Lease shall not be terminated while such cure is being diligently pursued, so long as the default is cured within a reasonable time thereafter
     14. ASSIGNMENT AND SUBLETTING. /*3
     A. Tenant shall not, without the prior written consent of Landlord in each instance, (1) assign, transfer, mortgage or encumber, or create or permit any lien upon, this Lease or any interest under it, (2) allow to exist or occur any transfer of or lien upon this Lease or the Tenant’s interest herein by operation of law, (3) sublet the Premises or any part thereof, or (4) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 or by anyone other than Tenant and

*1.	one hundred fifty percent (150%) of

*2.	one hundred fifty percent (150%) of

*3.	Sec Exhibit E, Section 34.

Tenant’s employees. In no event shall this Lease on any interest herein be assigned assignable by voluntary or involuntary bankruptcy proceedings or by operation of law or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except to the extent provided by law.
     B. Consent by Landlord to any assignment, subletting, use, occupancy, transfer or encumbrance shall not operate to relieve Tenant from any covenant, liability or obligation hereunder (whether past, present or future), including, without limitation, the obligation to pay Rent, except to the extent, if any, expressly provided for in such consent, no shall such consent be deemed to be a consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord’s reasonable costs, charges and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.
     C. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant’s notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term. Tenant’s notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease, financial statements for the proposed assignee or subtenant for the preceding two (2) fiscal years and such additional information as Landlord deems reasonably necessary concerning the financial responsibility business and character of the proposed assignee or subtenant. Upon any request for Landlord’s consent under this Section 14, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice (and any additional information reasonably requested by Landlord), to terminate this Lease with respect to the space described in Tenant’s notice as of the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease. If Tenant’s notice covers all of the Premises and if Landlord exercises its right to terminate this Lease as to the Premises, then the Term of this Lease shall expire and end on the commencement date stated in Tenant’s notice as fully and completely as if that date had been the Termination Date. If, however, Tenant’s notice covers less than all of the Premises, and if Landlord exercises its right to terminate this Lease with respect to such space, then as of the commencement date stated in Tenant’s notice, the Rent reserved herein shall be adjusted on the basis of the number of rentable square feet of the Premises retained by Tenant, such portion of the Premises shall at Tenant’s expense be made a separately demised premises in compliance with all legal requirements and with an appropriate entrance separate from the Premises, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord does not exercise its right to terminate as aforesaid. Landlord shall notify Tenant within such thirty (30) day period whether Landlord consents to the proposed assignment or sublease, which consent shall not be unreasonably withheld; provided, that in no event shall Landlord be required to consent to any assignment or sublease: (1) to a tenant or occupant, or an Affiliate of a tenant or occupant, in the Project or in another building owned by Landlord or an Affiliate of Landlord (“Affiliate” means a person controlling, controlled by or under common control with the designated person). (2) which may violate any restrictions contained in any mortgage, lease or agreement affecting the Project or Landlord. (3) which is not in compliance with all of the terms of this Section and this Lease, or (4) which may cause an excessive density of occupants or traffic or make excessive demands on the Building systems, services or facilities.
     D. Upon any assignment or sublease, fifty percent (50%) of the rent and other consideration (“Excess Consideration”) received by Tenant in excess of the amount of Base Rent and Operating Cost Rent payable to Landlord under this Lease, which amount is to be prorated where a part of the Premises is assigned or subleased, shall be payable by Tenant to Landlord as Additional Rent within ten (10) days after receipt thereof by Tenant from time to time.
     E. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder and agree to comply with and be bound by all of the terms, provisions and conditions of this Lease, in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein. Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant that it shall comply with and be bound by all of the applicable terms, provisions and conditions of this Lease and that it will attorney to Landlord, at Landlord’s option and written request in the event this Lease terminates before the expiration of the sublease.
     F. If any Tenant is a corporation whose stock is not publicly traded on a recognized national stock exchange, a partnership or other entity, any transaction or series of related or unrelated transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary involuntary or by operation of law or any combination of any of the foregoing transactions) resulting in the transfer of control of such Tenant shall be deemed to be an assignment of this Lease subject to the provisions of this Section 14. The term “control” as used in this Section 14F means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. Any transfer of control of a subtenant which is a corporation or other entity shall be deemed an assignment of any sublease. Notwithstanding anything to the contrary in this Section 14F if the original Tenant under this Lease is a corporation, partnership or other entity a change or series of changes in ownership of stock or other ownership interests which would result in direct or indirect change in ownership of less than fifty percent (50%) of the outstanding stock of or other ownership interests in such Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control.
     G. Any assignment, subletting, use occupancy, transfer or encumbrance of this Lease or the Premises without Landlord’s prior written consent shall be of no effect and shall, at the option of Landlord, constitute a default under this Lease.
     15. SALE BY LANDLORD. In the event of sale or conveyance or transfer by Landlord of its interest in the Project or in the Building or in this Lease, the same shall operate to release Landlord (subject to the last sentence of Section 17 hereof) from any future obligations and any future liability for or under any of the covenants or conditions, express or implied herein contained in favor of Tenant, and in such event, and with respect to such obligations, covenants and conditions. Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale conveyance or transfer
     16. ESTOPPEL CERTIFICATE. Tenant shall, at the request of Landlord at any time and from time to time upon not less than ten (10) days prior written notice, without charge, execute, acknowledge in recordable form, and deliver to Landlord (or to any of Landlord’s Mortgagees, Lessors, auditors or prospective purchasers of the Project or any part thereof) a certificate stating that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the dates to which the Rent and other charges are paid, and that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord (or specifying such offsets, claims or defaults, if any are claimed). Such certificate may require Tenant to specify the date of commencement of Rent, the Commencement Date, the Termination Date, the Base Rent, current Operating Cost Rent estimates, the rentable square feet in the Premises, the date to which Rent has been paid, whether or not Landlord has completed any improvements required to be made to the Premises and such other matters as may be reasonably required. Any such certificate may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project, any Mortgagee or Lessor, auditor or any other person to whom it is delivered. The failure to deliver such statement within the time required hereunder shall, without limiting Landlord’s rights and remedies for such failure, be conclusive evidence, binding upon Tenant, that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults by Landlord and that not more than one (1) month’s Rent has been paid in advance, and the Tenant shall be estopped from asserting any defaults known to it that time.
     17. SECURITY DEPOSIT. Tenant has deposited with Landlord the security deposit, if any, set forth on the Schedule to secure Tenant’s performance of its obligations under this Lease. If Tenant defaults, Landlord may, without prejudice to Landlord’s other remedies, apply part or all of the security deposit to cure Tenant’s default, If Landlord so uses part or all of the security deposit, then Tenant shall within ten (10) days after written demand, pay Landlord the amount necessary to restore the security deposit to its original amount. Landlord may mix the security deposit with its own funds, without payment of interest. Any part of the security deposit not used by Landlord as permitted by this Section shall be returned to Tenant (or to the last assignee of Tenant’s interest) at the expiration or termination of this Lease. The security deposit is not an advance payment of Rent or a limitation on Landlord’s damages for any default by Tenant. Upon any sale or transfer of Landlord’s interest in this Lease, Landlord shall transfer the security deposit to Landlord’s successor in interest and shall thereupon be released from all further liability for repayment of the security deposit.
     18. FORCE MAJEURE. Except as specifically provided to the contrary in this Lease, this Lease and the obligation of Tenant to pay Rent hereunder and perform all of Tenant’s covenants and agreements hereunder shall not be impaired nor shall Landlord be in default hereunder because Landlord is unable to fulfill any of its obligations under this Lease, if Landlord is prevented or delayed from so doing by any of the following (which shall be referred to herein as a “Force Majeure”): any acts of God, casualty accident, breakage, repairs, alterations, replacements, improvements, strike or labor troubles, shortages of labor or materials, or any other similar or dissimilar cause whatsoever beyond the reasonable control of Landlord, including, without limitation, energy shortages, governmental preemption in connection with a national emergency, or by reason of governmental laws or any rule, order, regulation or directive of any department, subdivision, agency or personnel thereof or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Further, Landlord shall not be deemed in default for failure to perform its obligations under this Lease, (a) if such failure is cured within thirty (30) days after Tenant gives written notice to Landlord of such alleged failure, or (b) with respect to a failure which reasonably requires more than thirty (30) days to cure, if Landlord immediately commences to cure and diligently proceeds to complete the cure of such failure within a reasonable time period, which shall in no event, subject to Force Majeure, extend beyond ninety (90) days after written notice to Landlord.
     ~~19. PERSONAL PROPERTY AND TENANT FIXTURES. Tenant hereby grants a security interest to Landlord in all of Tenant’s personal property and fixtures situated and to be situated on the Premises security for the payment of all Rent due on to become due hereunder. Said property shall not be removed therefrom without the consent of Landlord until all Rent due or to become due hereunder shall have first been paid and discharged. It is intended by the parties hereby that this Locase constitutes a security agreement creating a security interest in and to such property, subject to the liens of any existing creditors, and Landlord, upon default of Tenant in the payment of Rent, shall have all the rights of a secured party, as provided in the Oklahoma Uniform Commercial Code, as from time to time in effect. Tenant agrees to excute any financing statements or other documents necessary or useful to perfect the security interest granted herein. Landlord may at its option file a copy of this Lease as a financing statement.~~
     20. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing by United States mail, delivery by a nationally recognized overnight courier service or by personal delivery as follows: to Landlord at the address set forth on the Schedule, or to such other person or at such other address designated by notice to Tenant; and to Tenant at the address set forth on the Schedule, or to such other person or at such other address designated by notice to Landlord. Mailed notices shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed to have been given upon posting in the United States mails. Notice by nationally recognized overnight courier service shall be deemed given upon receipt by the addressee or upon refusal by the addressee to accept delivery thereof. Notices by personal delivery shall be deemed given upon personal delivery.
     21. QUIET POSSESSION. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder. Tenant shall at all times during the Term and subject to the provisions of this Lease peacefully and quietly have and enjoy the possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors or assigns.
     22. REAL ESTATE BROKERS. Landlord and Tenant each represent that it has not dealt with any real estate broker with respect to this Lease, except for any broker set forth on the Schedule (whose commission, if any, shall be paid by Landlord pursuant to separate written agreement), and, to its knowledge, no other broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from all claims, liability or expense (including, without limitation, reasonable attorney’s fees) for brokerage commissions or finder’s fees as a result of Tenant’s actions or alleged actions.
     23. CONDEMNATION. If during the Term all or any part of the Premises shall be taken by eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to deliver possession to the condemning authority. If this Lease is not terminated as provided below. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition (excluding Tenant’s property and improvements made by Tenant); and, effective upon the date of taking, the Base Rent and Operating Cost Rent shall be reduced proportionately and equitably used on the portion taken. If all or any portion of the Project or Premises are taken by eminent domain so that the Premises cannot be reasonably used for Tenant’s Permitted Use, then at the option of either party this Lease may be terminated effective as of the date of the taking and all Rent reserved hereunder shall be paid to the date of such taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, or if the grade of any street or alley adjacent to the Project is changed by any competent authority and such taking, damage or change of grade in Landlord’s opinion substantially impairs the use or operation of the Building or the Project, or makes it necessary or desirable to remodel the Building or the Project. Landlord shall have the right to terminate this Lease upon not less than ninety (90) days’ notice prior to the date of termination designated in the notice. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, that so long as the same does not diminish the amount of the award or consideration to Landlord for taking of real property interests. Tenant shall be entitled to recover from the condemning authority any separate award for relocation or moving expenses, trade fixtures and personal property Tenant is entitled to remove from the Premises, or loss of business. The term “eminent domain” shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.
     24. LIMITATION OF LIABILITY. Tenant specifically agrees to look solely to Landlord’s interest in the Project for the recovery of any judgment against Landlord; it being agreed that Landlord (and if Landlord is a partnership, its partners whether general or limited; or if Landlord is a corporation, its directors, officers or shareholders: or if Landlord is a trust, its trustees or beneficiaries) shall never be personally liable for any such judgment. All such personal liability for any representation, warranty, covenant, undertaking or agreement under this Lease is hereby waived and released by Tenant and by all persons claiming by, through or under Tenant. The provisions of this Section are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.
     25. MISCELLANEOUS.
     A. Except as otherwise expressly set forth herein, wherever the consent or approval of either Landlord or Tenant is required by the provisions of this Lease, such party shall not unreasonably withhold or delay such consent or approval. ~~Tenant hereby waives any claim for damages, liability, abatement or set off against Landlord based upon any assertion that Landlord has unreasonably withheld or delayed any consent or approval requested by Tenant under this Lease, and Tenant’s sole remedy in any such case shall be an action or proceeding for specific performance, injunction or declaratory judgment.~~
     B. All amounts owed to Landlord hereunder for which the date of payment is not expressly fixed herein, shall be paid as Additional Rent within ten (10) days after Landlord’s statement and shall bear interest as provided in Section 2D(2) until paid.
     C. The words “re-enter” and “reentry” as used in this Lease are not restricted to their technical legal meaning. The term “Landlord,” as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, such conveying or transferring landlord shall be relieved from any further obligation or liability pursuant to Sections 13, 15 and 17 of this Lease. Time is of the essence of this Lease and each and all of its provisions.
     D. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option or offer for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
     E. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.
     F. This Lease shall be governed by and construed pursuant in the laws of the State of Oklahoma.
     G. Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way ~~substantially~~ /*1 change the rights and obligations of Tenant hereunder. Tenant agrees that this Lease may be so modified. Within twenty (20) days after written request by Landlord. Tenant shall furnish to Landlord a statement of the current financial condition of Tenant in a form reasonably satisfactory to Landlord.
     H. In the event of any litigation or arbitration between Landlord and Tenant with respect to the enforcement or interpretation of this Lease, the nonprevailing party shall pay the reasonable costs and attorney’s fees of the prevailing party. Tenant shall pay all costs, charges and expenses, including the reasonable fees of attorneys, agents and others retained by Landlord, incurred by Landlord in any litigation, arbitration, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault;. to become involved or concerned. /*2
     I. Captions or titles in this Lease are inserted as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor any provision thereof. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender If more than one person or entity signs this Lease as Tenant, each such Tenant will be jointly and severally liable for all of the obligations of Tenant as provided in this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any deletions are made from this Lease form, this Lease shall be interpreted as if the deleted portion had never been part of this Lease.
     J. All rights and remedies of Landlord under this Lease, or that may be provided by law may be exercised by Landlord in its own name individually, or in its name by any agent thereof, and all legal proceedings for the enforcement of any such rights or remedies, may be commenced and prosecuted to final judgment and executed by Landlord in its own name individually or in its name by any agent thereof. Landlord and Tenant each represents to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained.

*1.	materially and adversely

*2.	See Exhibit E, Section 33.

     K. Nothing in this Lease shall be construed to prevent Landlord from paying for services rendered or materials delivered with respect to the Project or to the Premises (including, without limitation, management services and contracting out capital improvements or other capital repairs or construction items) by Affiliates of Landlord provided that the fees or costs of such services and materials are at market rates in the Oklahoma City metropolitan area. All such fees or costs paid by Landlord to such Affiliates shall be deemed to constitute Operating Costs on the same terms and conditions as if such fees and costs were paid to non-Affiliates of Landlord.
     L. This Lease (including, without limitation, all exhibits and riders attached hereto, all of which are hereby made a part of this Lease and incorporated by this reference) constitutes the entire agreement between the Landlord and the Tenant. Tenant acknowledges that it has not been induced to enter this Lease by any promises, assurances, agreements, statements or representations (collectively, “Representations”) which are not set forth in this Lease (including, without limitation, any Representations concerning Operating Costs; the Premises; the Project; the suitability of the Premises, proper zoning or availability of necessary permits and authorizations for Tenant’s Permitted Use; exclusive rights; or any other matter). Tenant acknowledges that it has not relied on any such Representations, agrees that no such Representations shall be used in the construction or interpretation of this Lease and agrees that Landlord shall have no liability for any consequences arising as a result of any such Representations. No subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by both parties.
     M. Landlord’s title is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber Landlord’s title. Tenant shall not record or file in any public records this Lease or any memorandum thereof.
     N. This Lease does not grant any rights to light or air over or about the Project. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Project and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein.
     O. Subject to the terms of Section 14, each provision of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors and assigns.
     P. No rental or other payment for the use or occupancy of the Premises shall be or is based in whole or in part on the net income or profits derived by any person from the Building or the Premises, and Tenant agrees it that will not enter into any sublease, license, concession or other agreements for any use or occupancy of the Premises which provides for a rental other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person from the Premises.
   IN WITNESS WHEREOF, the parties have executed this Lease as of the above date.

LANDLORD:		TENANT:

TEACHERS INSURANCE AND ANNUITY		RICKS EXPLORATION, INC.
ASSOCIATION OF AMERICA

By:	/s/ MARK J. WOOD	By:	/s/ ART L. SWANSON

Name:	MARK J. WOOD	Name:	ART L. SWANSON
Title:	ASSISTANT SECRETARY	Title:	PRESIDENT

Exhibit A
Floor Plan of the Premises
[Diagram]

Oklahoma Tower 210 Park Avenue Oklahoma City, Oklahoma	PLAN-LEVELS 25-31
     The Premises is located on floor 30 of the Project.

Exhibit A-1
Floor Plan of the Expansion Space
[Diagram]

Oklahoma Tower 210 Park Avenue Oklahoma City, Oklahoma	PLAN-LEVELS 25-31
     The Expansion Space is located on floor 30 of the Project.

Exhibit A-2
Floor Plan of the Thirty-First Floor Refusal Space
[Diagram]

Oklahoma Tower 210 Park Avenue Oklahoma City, Oklahoma	PLAN-LEVELS 25-31
     The Thirty-First Floor Refusal Space is located on floor 31 of thc Project.

EXHIBIT “B”
LEGAL DESCRIPTION
A tract or parcel of land located in Block 35, OKLAHOMA CITY ORIGINAL TOWNSITE, SE/4, Section 33, T12N, R3W, I.M., Oklahoma County, Oklahoma, more particularly described as follows: Beginning at a point on the North line of Block 35, OKLAHOMA CITY ORIGINAL TOWNSITE, which point is 145.00 feet West of the N.E. corner of said Block 35; thence N 88°-32’-54” W along said North line of Block 35 a distance of 185.00 feet; thence S l°-27 ‘06” W a distance of 125.00 feet; thence S 88°-32’-54” E a distance of 185.00 feet, thence N l°-27’06” E a distance of 125.00 feet to the point or place of beginning.

EXHIBIT C
LEASEHOLD IMPROVEMENTS
(ALLOWANCE)
     1. Tenant Finish Allowance and Costs. Landlord shall provide an allowance (“Tenant Finish Allowance”) not to exceed $21.50 per rentable square foot in the Premises (total $333,594.00 based on 15,516 rentable square feet) or the actual cost, of such improvements, whichever is less, to be applied to the total cost of constructing Tenant’s leasehold improvements in the Premises (“Tenant Finish Costs”), including, without limitation: space planning and design fees; architectural and engineering fees; required building permits; actual cost of labor, materials, equipment and services; actual cost of Tenant signage; and the costs of removing, modifying, relocating or making additions to any existing improvements to accommodate Tenant’s space plan. Tenant Finish Costs shall exclude expenses in connection with services provided by Tenant or Tenant’s employees; telephone, communications and computer equipment and wiring; and personal property items such as decorations, an work, furniture, equipment, or trade fixtures not permanently attached to the Premises.
The Tenant Finish Allowance shall be applied as follows:
(a) Up to $232,740.00 of the Tenant Finish Allowance (based on $15.00 per rentable square foot in the Premises) may be used for the initial improvement of the Premises;
(b) Any unexpended portion of the initial $232,740.O0 of the Tenant Finish Allowance, plus up to an additional $50,427.00 (based on $3.25 per rentable square foot in the Premises) may be used during Months 61 through 96 of the Term; and
(c) Any unexpended portion of the initial $283,167.00 of the Tenant Finish Allowance, plus up to an additional $50,427.00 (based on $3.25 per rentable square foot in the Premises) may be used during Months 121 through 132 of the Term.
Any unused portion of the Tenant Finish Allowance may be carried forward, without interest, as above provided, and the entire unused amount of the Tenant Finish Allowance shall automatically terminate at the end of Month 132 of the Term without further credit or payment.
     2. Plans. Tenant shall promptly devote such time in consultation with Landlord and Landlord’s architect (“Architect”) as necessary to finalize an initial plan (“Initial Plan”) for Tenant’s leasehold improvements in the Premises (or, if the Initial Plan has been completed and approved by Landlord and Tenant, such plan is attached hereto as Exhibit C-1). If not included in the Initial Plan and if necessary for the performance of Landlord’s Work (as hereafter defined), Landlord shall cause to be prepared final architectural and engineering plans, specifications and working drawings for Tenant’s leasehold improvements in the Premises (“Architectural Plans”) based on the Initial Plan. Tenant shall, within five (5) business days after written request, furnish to Landlord such information as necessary to enable the Architect and Landlord’s engineer (“Engineer”) to prepare the Initial Plan and any necessary Architectural Plans, The information to be furnished by Tenant shall include, without limitation:
(a) Any requirements of the Tenant for the Premises which are in excess of or otherwise vary in any respect from Building standard items, and all critical dimensions.
(b) Special loading, such as the location of and requirements for file cabinets or special equipment.
(c) Openings in the walls or floors.

(d) Special heating, ventilating, air conditioning, electrical, sprinkler, lighting, security system, or plumbing work.
(e) Location and dimensions of telephone equipment areas, and location of telephone and electrical outlets, switches and lights.
(f) Partitions — locations and type, including doors and hardware, windows, glass partitions and special framing or support.
(g) Special cabinet work and other millwork items.
(h) Variations to standard cciling heights.
(i) Location and color selection of painted areas.
(j) Location and selection of floor covering and wall coverings.
(k) Location and type of any kitchen equipment.
(l) Such additional information as reasonably specified by Landlord.
Within five (5) business days after the completed Architectural Plans have been submitted to Tenant. Tenant shall provide Landlord with Tenant’s written approval of such Architectural Plans (or Tenant’s disapproval with a written explanation of any changes required therein) and shall redeliver the Architectural Plans to Landlord for Landlord’s final approval. If Landlord or Tenant do not approve any of the Architectural Plans, the parties shall promptly revise such plans and resubmit such plans until the same are approved by Landlord and Tenant. Unless otherwise specified in the Architectural Plans, Landlord’s Work shall be constructed with Building standard materials (or comparable substitute materials designated by Landlord) in amount, type and quality; and Tenant shall promptly make any necessary selections. If final Architectural Plans are included in the Initial Plan or are unnecessary to perform the work, the term “Architectural Plans” as used herein shall mean the Initial Plan and any supplemental plans and specifications approved by Landlord and Tenant. All costs and expenses relating to the preparation or review of the Initial Plan and the Architectural Plans, and any changes thereto or revisions thereof, shall be included in the Tenant Finish Costs and shall be paid as provided in Section 3 of this Exhibit.
     All plans and specifications for any work in the Premises or the Project (whether Landlord’s Work, Additional Work, or any work performed by Tenant as hereafter provided) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Landlord may withhold its approval of any plans or specifications if, in Landlord’s reasonable opinion, the work would: involve a structural revision to the Project; adversely affect the market value or appearance of the Project; violate Landlord’s criteria for those portions of the Premises which are visible from the common areas or from the exterior of the Project; adversely affect the strength, structural integrity or safety of the Project; adversely affect the proper functioning and efficiency of the systems of the Project; violate any requirements of applicable law or of any holder of a mortgage on or insurer of the Project (or require Landlord to perform any work or incur any expense in connection therewith); adversely affect any other rentable space in the Project or increase the expense of operating the Project; not be in keeping with the character of the Project; or involve a substantial risk of delaying the performance of Landlord’s Work due to unavailability or shortages of labor or materials, extra lead or performance time or other requirements for the work. The foregoing reasons are not exclusive, and Landlord may reasonably withhold its approval for other similar or dissimilar reasons. Landlord may disapprove any plans in part, reserve approval of any items pending its review and approval of other plans, and condition its approval upon Tenant making revisions to the plans or supplying additional information. Any review or approval of any plans or work by Landlord is solely for its benefit, and without any representation, warranty or liability to Tenant or any other person with respect to the adequacy, correctness or sufficiency thereof, the fitness for any purpose, compliance with applicable legal requirement or otherwise.
     Except as otherwise provided herein and in the Lease, Landlord will provide the Premises to Tenant in its existing condition, “as is.” The leasehold improvements which presently exist in the Premises may be used in connection with Tenant’s leasehold improvements. All existing leasehold improvements which are: (a) salvaged during any demolition of existing leasehold improvements: and (b) not reincorporated into the Premises during the construction of Landlord’s Work, will remain the property of Landlord and will be delivered to Landlord in reusable condition, to the extent reasonably practicable, free from an claim thereby by Tenant.
     3. Payment. Subject to the terms of Section 1. Landlord shall pay an amount not to exceed the Tenant Finish Allowance toward the Tenant Finish Costs for Landlord’s Work, and Tenant shall pay for all Tenant Finish Costs in excess of the Tenant Finish Allowance (“Excess Costs”) as Additional Rent as hereafter provided.
     Subsequent to the execution of the Lease by Landlord and Tenant and promptly after Landlord’s approval of the Architectural Plans, Landlord will extend an invitation to bid on the construction to no fewer than three (3) and no more than five (5) potential general contractors selected by Landlord. The potential general contractors will be allowed no fewer than seven (7) and no more than ten (10) days to submit their bids on the construction from the date the invitations to bid are extended. As soon as reasonably practicable after bids are received from the potential general contractors, Landlord will examine the bids and will select the lowest bid which, in Landlord’s reasonable judgment, will most accurately complete the construction in accordance with the Final Architectural Plans.
     Before commencing Landlord’s Work, Landlord shall provide to Tenant a written proposal (“Tenant Cost Proposal”) for the total Tenant Finish Costs for Landlord’s Work. If the Tenant Cost Proposal is more than the Tenant Finish Allowance, Landlord and Tenant will either; (a) approve in writing the Tenant Cost Proposal and the amount of any Excess Costs: or (b) revise Landlord’s Work as necessary to reduce the Tenant Cost Proposal to no more than the Tenant Finish Allowance plus such amount of Excess Costs as may be approved by Landlord and Tenant. Tenant shall give immediate attention to the Tenant Cost Proposal and respond to any requests from Landlord within five (5) business days. Within five (5) business days after submission to it of the final Tenant Cost Proposal and Architectural Plans, Tenant shall authorize Landlord in writing to proceed with Landlord’s Work, and Tenant also shall pay to Landlord the estimated amount of any Excess Costs (or shall provide security satisfactory to Landlord for payment of such Excess Costs) No work shall be commenced until Tenant has complied with the requirements of this Section. Once the final Tenant Cost Proposal and Architectural Plans have been approved by Landlord and Tenant, Landlord’s Work and the Tenant Cost Proposal shall not be changed except by written change order approved by Landlord and Tenant or as otherwise provided in this Exhibit; and in any such case, Landlord shall deliver to Tenant a revised Tenant Cost Proposal indicating the revised total for Excess Costs, if any. Within five (5) business days after submission to Tenant of the revised Tenant Cost Proposal, Tenant shall authorize Landlord in writing to proceed with Landlord’s Work as so revised and shall pay to Landlord any additional estimated amount of Excess Costs (or shall provide security satisfactory to Landlord for payment of such Excess Costs); and Landlord shall not be required to proceed further with the work until Tenant has complied with the requirements of this Section. Any unpaid balance of Excess Costs shall be paid to Landlord by Tenant within thirty (30) days of Landlord’s statement following substantial completion of Landlord’s Work.
     4. Landlord’s Work. As Landlord’s Work, Landlord shall cause its contractor to construct leasehold improvements in the Premises substantially in accordance with the Initial Plan and any Architectural Plans approved by Tenant and Landlord as provided in Section 2 of this Exhibit. Any work required by Tenant in addition to Landlord’s Work shall be constructed at Tenant’s expense by Landlord as Additional Work as provided in Section 5 of this Exhibit or by Tenant pursuant to Section 7 of this Exhibit in a manner that does not interfere with Landlord’s Work or other work in the Project.
     Following compliance with Sections 2 and 3 of this Exhibit, Landlord shall obtain a building permit and, subject to the other terms and conditions of this Exhibit and the Lease, shall proceed diligently to cause Landlord’s Work to be substantially completed. It is expressly understood that all work to be done in the Premises shall be subject to approval by Landlord and that no work shall be undertaken in the Premises until such approval is given in writing.
     For purposes of this Exhibit, “substantial completion” means: (i) completion of Landlord’s Work except for minor finishing and punchlist activity which docs not materially interfere with Tenant’s use and occupancy of the Premises; and (ii) issuance of any necessary municipal certificate of occupancy Within thirty (30) days after the Commencement Date of the Lease, the parties shall inspect the Premises, have all systems demonstrated, and prepare a punchlist of incomplete or defective details of construction. Landlord will use reasonable diligence to promptly complete the punchlist items after Tenant provides the punchlist to Landlord. A certificate signed by the Architect that Landlord’s Work has been substantially completed or finally completed shall be conclusive and binding on the parties.
     5. Additional Work. Except to the extent described in this Exhibit or in the Lease, Landlord has no obligation to do or pay for any work to the Premises (or any plans or spccifications relating thereto). If Tenant shall require other work or materials (“Additional Work”) in the Premises in addition to Landlord’s Work, Tenant shall deliver to Landlord for its approval final Architectural Plans for such Additional Work at or before the time Tenant is required pursuant to Section 2 of this Exhibit to deliver Tenant’s written approval of the Architectural Plans for Landlord’s Work. If Landlord does not approve of the Architectural Plans for the Additional Work, as delivered by Tenant. Landlord shall advise Tenant generally of the changes required in such Plans so that they will meet with Landlord’s approval. Tenant shall cause the Architectural Plans for the Additional Work to be revised and delivered to Landlord for its final review and approval within five (5) business days after Tenant’s receipt of such advice or Tenant shall be deemed to have abandoned its request for such Additional Work. All Architectural Plans for the Additional Work (together with any changes to the Architectural Plans for the Landlord’s Work which may be required as a result thereof) shall be prepared and completed at Tenant’s sole cost and expense.
     Landlord shall furnish Tenant with written estimates of the cost of the Additional Work within fifteen (15) business days after receipt by Landlord of the Architectural Plans for the Additional Work. If Tenant approves such written estimates. Tenant shall authorize Landlord in writing to proceed with the Additional Work within seven (7) business days after Tenant’s receipt of the estimates, and Tenant shall also pay to Landlord the estimated cost of such Additional Work (or shall provide security satisfactory to Landlord for payment of the cost of such Additional Work). If Tenant fails to comply with such requirements within seven (7) business days after receipt of the written estimates. Landlord shall not be authorized or required to proceed with any Additional Work; and Tenant shall be deemed to have abandoned its request therefor. If, however, Tenant complies with such requirements within said seven (7) day period and makes all payments when required herein. Landlord agrees to cause the Additional Work to be performed by Landlord’s contractors. Any unpaid balance of the cost of the Additional Work shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s statement following substantial completion of such Additional Work. If Landlord is not required to perform Additional Work as provided in this Section 5. the alterations and improvements to be made to the Premises by Landlord prior to the commencement of the Term of the Lease shall be limited to Landlord’s Work.
     6. Commencement of Rent. The Commencement Date of the Lease shall not occur and Tenant’s obligation to pay Rent under the Lease shall not commence until Landlord has substantially completed all of Landlord’s Work: provided, however, that if Landlord is delayed in substantially completing Landlord’s Work as a result of any one or more of the following (“Tenant Delay”):

(a) Tenant’s failure to devote the time or furnish all or any of the information or approvals required under Section 2 of this Exhibit in connection with the Initial Plan or the Architectural Plans for Landlord’s Work, or to furnish the approvals or make the payments within the time periods specified in Section 3 of this Exhibit; or
(b) Tenant’s failure to furnish Architectural Plans for any Additional Work, or revisions thereto, as required hereby, or Tenant’s failure to approve cost estimates or make the payments for the Additional Work within the time periods specified in Section 5 of this Exhibit; or
(c) Tenant’s request for materials, finishes or installations other than Building standard items; or
(d) Tenant’s changes in the Landlord’s Work, in the Architectural Plans relaing thereto, or in the Architectural Plans for the Additional Work (notwithstanding Landlord’s approval of any such changes); or
(e) Any other act or omission by Tenant or its employees, contractors, or agents;
then and in any such event, Landlord shall cause the Architect to certify the date on which Landlord’s Work would have been completed but for any Tenant Delay, and the Commencement Date and Tenant’s obligation to pay Rent under the Lease shall occur and commence as of such date, and shall not otherwise be affected or deferred on account of such delay. Additionally, Tenant shall indemnify Landlord against any additional cost in completing Landlord’s Work and other damages to Landlord caused by any Tenant Delay
     7. Access By Tenant Prior To Commencement Of Term. Landlord, in Landlord’s discretion, may permit Tenant and Tenant’s agents to enter the Premises prior to the Commencement Date of the Lease upon reasonable notice during business hours to make the Premises ready for Tenant’s use and occupancy. Any such permission shall constitute a license only, and such license shall be conditioned upon: (a) Tenant working in harmony and not interfering with Landlord and Landlord’s agents, contractors, workers, and suppliers in doing Landlord’s Work or Additional Work, if any or, with other work in the Project, other tenants and occupants of the Project, or the general operation of the Project; (b) Tenant obtaining Landlord’s prior written approval of the proposed contractors; and (c) Tenant depositing with Landlord in advance of any work, in form and substance reasonably satisfactory to Landlord, (i) security reasonably satisfactory to Landlord for the lien-free completion thereof, (ii) plans and specifications for such work, (iii) any necessary permits or licenses, and (iv) certificates of insurance (with coverages and amounts satisfactory to Landlord and naming Landlord and its management company and mortgagee as additional insured) and instruments of indemnification as Landlord may reasonably require against claims and liabilities which may arise out of such entry or work. Such pre-term access shall be subject to scheduling by Landlord. Landlord shall have the right to withdraw such license upon twenty-four (24) hours’ written notice to Tenant for reasonable cause prior to the commencement of the Term of the Lease. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed or installations made in the Premises prior to the commencement of the Term of the Lease, the same being at Tenant’s sole risk; and Tenant agrees to indemnify, defend and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or the Building prior to the commencement of the Term of the Lease Any entry or work by or on behalf of Tenant under this Section shall be subject to all of the terms and conditions of the Lease, including without limitation Sections 5A and B thereof. If such entry or work causes extra costs to Landlord or extraordinary use of Project services, Tenant shall reimburse Landlord for such extra costs or extraordinary services within thirty (30) days after landlord’s statement.
     8. Telephones/Wiring. Tenant shall at its expense install and maintain all telephone and communications wiring and equipment from the service access point in the Project to and within the Premises, and arrange directly with the telephone company and suppliers of its choice for all service and connections. The installation of all telephone, communications, computer, security, and other wiring and equipment shall be subject to Landlord’s prior written consent as provided in this Exhibit or in Section 5 of the Lease.
     9. Thirtieth Floor Common Areas. The common areas and the handicapped-accessible restroom on the thirtieth (30th) floor of the Project shall be remodeled by Landlord at its expense Such construction, to the extent reasonably practicable, shall coincide with the performance of Landlord’s Work.
     10. Miscellaneous. This Exhibit shall be incorporated into and considered as a part of the Lease. Unless otherwise indicated herein, capitalized terms used in this Exhibit shall have the meanings assigned to them in the Lease. The terms and provisions of this Exhibit are intended to supplement and are specifically subject to all the terms and provisions of the Lease. This Exhibit may not be amended or modified except in a writing signed by Landlord and Tenant. In no event shall any rights of Tenant hereunder be transferable or assignable to any party except to a permitted assignee of all of Tenant’s rights under the Lease. All sums due hereunder from Tenant shall be deemed Additional Rent for purposes of the Lease, and upon any default hereunder, Landlord shall have all of the rights and remedies provided for in the Lease as well as all remedies otherwise available to Landlord, including, without limitation, the right to suspend work hereunder or to withhold delivery of possession of the Premises until any such default is cured. This Exhibit shall not create a contractual relationship of any kind between any persons other than Landlord and Tenant. Except as otherwise 2greed in the Lease or any amendment thereof, this Exhibit shall not apply to any space added to the initial Premises at any lime nor to any extension or renewal of the Lease, whether pursuant to any option or right under the Lease or otherwise.

EXHIBIT D
RULES AND REGULATIONS
     1. The sidewalks halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.
     2. The windows, doors and vents which admit light and air info the common areas of the Building shall not be obstructed, and no bottles, parcels, plants or other articles will be placed on any window sills.. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation or this rule shall be borne by the tenant who, or whose agents, employees, or visitors, shall have caused it.
     3. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant No awnings shall be permitted on any part of the Premises.
     4. No safes or other objects heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the Premises. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.
     5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the Building. Tenant shall not place or install any antennae or aerials or similar devices outside of the Premises.
     6. Tenant shall not use or keep in the Building any inflammables, including but not limited to kerosene gasoline, naphtha and benzine (except cleaning fluids in small quantities and when in containers approved by the Board of Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.
     7. If Tenant desires telephone or telegraph connections or alarm systems, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions from Landlord.
     8. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor

     9. Tenant Shall not put down any Door covering in the Premises without the Landlord’s prior approval of the manner and method of applying such floor covering.
     10. Except during Operating Hours for the Building (from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. Saturdays, holidays excepted), access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the watchman of the Building in charge and has a pass or is properly identified Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude under Rule 1 above in case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.
     11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Premises closed.
     12. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock
     13. In advertising or other publicity, without Landlord’s prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.
     14. Tenant shall no; make any room to room canvass to solicit business from other tenants in the Building: and shall not exhibit, sell or offer to sell, use rent or exchange in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises specified herein.
     15. Tenant shall no; waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized building personnel) of any controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall not open any windows.
     16. Tenant shall not do any cooking in the Premises or engage any coffee cart service.
     17. Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of non strippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.
     18. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpel repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.
     19. Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.
     20. Movement in or out of the Building of furniture, office equipment or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movements shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance Such prearrangement initiated by Tenant will include determination by Landlord and subject to its decision and control, of the time, method and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of acts in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorney’s fees.
     21. No portion of Tenant’s area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.
     22. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from Tenant’s area or any public rooms regardless of whether such loss occurs when such area is locked against entry or not.
     23. Employees of Landlord shall not receive or carry messages for or to any tenant or other persons, nor contract with or render free or paid services to any tenant or tenant’s employees, or invitees in the event any of Landlord’s employees perform any such services, such employee shall be deemed the agent of Tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection wish any such services and any associated injury or damage to person or property.
     24. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building.
     25. Tenant shall net place, install, or operate on the Premises or in any pan of the Building, any coffee making device or equipment without the prior written consent of Landlord.
     26. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.
     27. The directories of the Building shall be used exclusively for the display of the name and location of the tenants only and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.
     28. No vending machines of any description shall be installed, maintained or operated in any part of the Building without the written consent of Landlord.
     29. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

EXHIBIT E
ADDITIONAL PROVISIONS
     This Addendum is made a part of the Lease (“Lease”) between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Landlord”) and RICKS EXPLORATION, INC. (“Tenant”), and the following additional terms shall supersede any contrary terms in the Lease.
     26. EXPANSION OPTION. Tenant shall have the option (“Expansion Option”) at any time during the period beginning on the date of full execution of this Lease and ending at 5:00 p.m. on November 1, 1999 (“Expansion Period”), to expand the Premises to include all or any portion of the space located on the thirtieth (30th) floor of the Project as shown on the attached Exhibit A-l (collectively, “Expansion Space”) as follows
A. To exercise the Expansion Option, Tenant shall give Landlord written notice of exercise (“Tenant’s Exercise Notice”) during the Expansion Period identifying the location and approximate rentable square feet of the portion of the Expansion Space to be provided (“Subject Expansion Space”). The exact location and size of the Subject Expansion Space shall be reasonably approved by Landlord subject to applicable legal requirements and reasonable third-party, market leasing considerations. Time is of the essence with respect to Tenant’s Exercise Notice.
B. If Tenant exercises the Expansion Option, the Subject Expansion Space shall be added to and become part of the Premises for the remaining Term of this Lease (including any renewal or extension thereof) on all of the terms and conditions of this Lease, except that:
(1) The Subject Expansion Space shall be added to the Premises effective on the earlier of (“Delivery Date”): (a) the date agreed by the parties in writing; or (b) sixty (60) days after Tenant’s Exercise Notice is given. Landlord shall not be liable nor shall this Lease be impaired for any delay or inability to deliver the Subject Expansion Space for reasons beyond Landlord’s control.
(2) Commencing on the Delivery Date and continuing during the remaining Term (a) Tenant shall pay Base Rent for the Subject Expansion Space at the same rate per rentable square foot as then payable for the Premises pursuant to Section 4 of the Schedule to this Lease and subject to the same increases as provided in said Section 4; and (b) Tenant’s Proportionate Share pursuant to Section 2 of this Lease shall be adjusted appropriately to take into account the rentable square feet in the Subject Expansion Space, and Operating Cost Rent shall thereafter be payable at the same rate per rentable square foot as then payable for the Premises, with the same Base Year as specified in the Schedule to this Lease and subject to the same adjustments as provided in this Lease.
(3) The Subject Expansion Space shall be provided in an “as is” condition; except that Landlord shall provide a Tenant Finish Allowance equal to (a) $21.50 per rentable square foot in the Subject Expansion Space, minus (b) $0. 12 per rentable square feet in the Subject Expansion Space for each month of the Term that has expired as of the Delivery Date. The Tenant Finish Allowance shall be payable on the same terms and conditions as provided in Section 1 of Exhibit C to this Lease, including the deferral of the sum of $3.25 per rentable square foot until Months 61 through 96 of the Term and an additional $3.25 per rentable square foot until Months 121 through 132 of the Term. All leasehold improvements shall be performed substantially in accordance with the provisions of Exhibit C to this Lease.
(4) As of the Delivery Date, the term “Premises” shall be deemed to refer to and include the Subject Expansion Space, except as expressly provided otherwise in this Lease.
C. In case of a partial exercise of the Expansion Option, the Expansion Option shall continue with respect to any remaining portion of the Expansion Space until the end of the Expansion Period, at which time the Expansion Option shall automatically terminate.

D. Tenant’s right to exercise the Expansion Option is subject to the condition that, at the time that Tenant gives Tenant’s Exercise Notice and on the Delivery Date, Tenant is not in default under any of the terms or conditions of this Lease. Further, the Expansion Option shall automatically terminate upon the earliest to occur of (1) the expiration or termination of this Lease; (2) the termination of Tenant’s right to possession of the Premises; (3) the assignment of this Lease by Tenant or the sublease by Tenant of all or any part of the Premises except to a Tenant Affiliate as defined in Section 34 below; or (4) the expiration of the Expansion Period.
E. Within ten (10) days after written request by either party, Landlord and Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord and Tenant confirming any exercise or termination of the Expansion Option.
     27. THIRTIETH_FLOOR REFUSAL RIGHT. To the extent that Tenant does not exercise its Expansion Option under Section 30 above with respect to all of the Expansion Space, Tenant shall have a right of first refusal (“Thirtieth Floor Refusal Right”) on any remaining portion of the Expansion Space (collectively, “Thirtieth Floor Refusal Space”) beginning at 5:01 p.m. on November 1, 1999, as follows:
A. If Landlord shall receive a bona fide offer to lease all or any portion of the Thirtieth Floor Refusal Space which Landlord is willing to accept, Landlord shall give written notice thereof to Tenant (“Landlord’s ROFR Notice”), which notice shall describe the applicable portion of the Thirtieth Floor Refusal Space (“Subject Thirtieth Floor Refusal Space”). To exercise the Thirtieth Floor Refusal Right, Tenant shall give Landlord written notice of exercise (“Tenant’s Exercise Notice”) within five (5) business days after Landlord’s ROFR Notice is given. Tenant may only exercise the Thirtieth Floor Refusal Right as to all of the Subject Thirtieth Floor Refusal Space. Time is of the essence with respect to Tenant’s Exercise Notice.
B. If Tenant exercises the Thirtieth Floor Refusal Right with respect to the Subject Thirtieth Floor Refusal Space, such space shall be added to and become part of the Premises for the remaining Term of this Lease (including any extensions or renewals thereof) on all of the terms and conditions of this Lease, except that:
(1) The Subject Thirtieth Floor Refusal Space shall be added to the Premises effective on the earlier of (“Delivery Date”): (a) the date agreed by the parties in writing; or (b) sixty (60) days after Landlord’s ROFR Notice is given. Landlord shall not be liable nor shall this Lease be impaired for any delay or inability to deliver the Subject Thirtieth Floor Refusal Space for reasons beyond Landlord’s control.
(2) Commencing on the Delivery Date and continuing during the remaining Term: (a) Tenant shall pay Base Rent for the Subject Thirtieth Floor Refusal Space at the same rate per rentable square foot as then payable for the Premises pursuant to Section 4 of the Schedule to this Lease and subject to the same increases as provided in said Section 4; and (b) Tenant’s Proportionate Share pursuant to Section 2 of this Lease shall be adjusted appropriately to take into account the rentable square feet in the Subject Thirtieth Floor Refusal Space, and Operating Cost Rent shall thereafter be payable at the same rate per rentable square foot as then payable for the Premises, with the same Base Year as specified in the Schedule to this Lease and subject to the same adjustments as provided in this Lease.
(3) The Subject Thirtieth Floor Refusal Space shall be provided in an “as is” condition; except that Landlord shall provide a Tenant Finish Allowance equal to (a) $21.50 per rentable square foot in the Subject Thirtieth Floor Refusal Space, minus (b) $0.12 per rentable square feet in the Subject Thirtieth Floor Refusal Space for each month of the Term that has expired as of the Delivery Date. The Tenant Finish Allowance shall be payable on the same terms and conditions as provided in Section 1 of Exhibit C to this Lease, including the deferral of the sum of $3.25 per rentable square foot until Months 61 through 96 of the Term and an additional $3.25 per rentable square foot until Months 121 through 132 of the Term. All leasehold improvements shall be performed substantially in accordance with the provisions of Exhibit C to this Lease.

(4) As of the Delivery Date, the term “Premises” shall be deemed to refer to and include the Subject Thirtieth Floor Refusal Space, except as expressly provided otherwise in this Lease.
The Thirtieth Floor Refusal Right shall apply to the first lease and only the first lease for the Subject Thirtieth Floor Refusal Space. If Tenant fails to timely or properly exercise the Thirtieth Floor Refusal Right, Tenant shall have no further rights with respect to the Subject Thirtieth Floor Refusal Space, unless the Lease that was the subject of Landlord’s ROFR Notice is not actually executed within one hundred eighty (180) days after Landlord’s ROFR Notice is given, in which case Tenant shall have the Thirtieth Floor Refusal Right with respect to the next proposed lease for such Thirtieth Floor Refusal Space. The Thirtieth Floor Refusal Right shall continue with respect to any remaining Thirtieth Floor Refusal Space on which such right has not terminated.
C. Tenant’s right to exercise the Thirtieth Floor Refusal Right with respect to any portion of the Thirtieth Floor Refusal Space is subject to the condition that, at the time that Tenant delivers Tenant’s Exercise Notice and on the Delivery Date. Tenant is not in default under any of the terms or conditions of this Lease. Further, the Thirtieth Floor Refusal Right shall automatically terminate upon the earliest to occur of (1) the expiration or termination of this Lease; (2) the termination of Tenant’s right to possession of the Premises; (3) the assignment of this Lease by Tenant or the sublease by Tenant of all or any part of the Premises except to a Tenant Affiliate as defined in Section 34 below; or (4) the failure of Tenant to timely or properly exercise the Thirtieth Floor Refusal Right.
D. Within ten (10) days after written request by either party, Landlord and Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord and Tenant confirming any exercise or termination of the Thirtieth Floor Refusal Right.
     28. THIRTY-FIRST FLOOR REFUSAL RIGHT. Tenant shall have a right of first refusal (“Thirty-First Floor Refusal Right”) on approximately 8,650 rentable square feet on the thirty-first (31st) floor of the Project as shown on the attached Exhibit A-2 (collectively, “Thirty-First Floor Refusal Space”), as follows:
A. If Landlord shall receive a bona fide offer to lease all or any portion of the Thirty-First Floor Refusal Space which Landlord is willing to accept, Landlord shall give written notice thereof to Tenant (“Landlord’s ROFR Notice”), which notice shall describe (1) the applicable portion of the Thirty-First Floor Refusal Space (“Subject Thirty-First Floor Refusal Space”); (2) the estimated date of availability (“Target Delivery Date”); (3) the term, and (4) the Rase Rent. Operating Cost Rent, tenant improvements or allowance, concessions, and other economic terms of the offer. To exercise the Thirty-First Floor Refusal Right, Tenant shall give Landlord, written notice of exercise (“Tenant’s Exercise Notice”) within five (5) business days after Landlord’s ROFR Notice is given. Tenant may only exercise the Thirty-First Floor Refusal Right as to all of the Subject Thirty-First Floor Refusal Space. Time is of the essence with respect to Tenant’s Exercise Notice.
B. If Tenant exercises the Thirty-First Floor Refusal Right with respect to the Subject Thirty-First Floor Refusal Space, such space shall be added to and become part of the Premises on all of the terms and conditions of this Lease, except that:
(1) The Subject Thirty-First Floor Refusal Space shall be added to the Premises effective on the earlier of (the “Delivery Date”): (a) the date agreed by the parties; or (b) the date on which Landlord delivers possession of the Subject Thirty-First Floor Refusal Space to Tenant in the condition provided in Landlord’s ROFR Notice (which, without Tenant’s consent, shall not be sooner than the Target Delivery Date). Landlord shall not be liable nor shall this Lease be impaired for any delay or inability to deliver the Subject Thirty-First Floor Refusal Space for reasons beyond Landlord’s control.
(2) The Base Rent, Operating Cost Rent, tenant improvements or allowance, concessions, other economic terms, and the term specified in Landlord’s ROFR Notice shall apply with respect to the Subject Thirty-First Floor Refusal Space

(3) The Subject Thirty-First Floor Refusal Space shall be delivered to Tenant in the condition as provided in the third party offer, and the provisions of Exhibit C of this Lease shall not apply.
(4) As of the Delivery Date, the term “Premises” shall be deemed to refer to and include the Subject Thirty-First Floor Refusal Space, except as expressly provided otherwise in this Lease.
The Thirty-First Floor Refusal Right shall apply to the first lease and only the first lease for the Subject Thirty-First Floor Refusal Space, If Tenant fails to timely or properly exercise the Thirty-First Floor Refusal Right, Tenant shall have no further rights with respect to the Subject Thirty-First Floor Refusal Space, unless the Lease that was the subject of Landlord’s ROFR Notice is not actually executed within one hundred eighty (180) days after Landlord’s ROFR Notice is given, in which case Tenant shall have the Thirty-First Floor Refusal Right with respect to the next proposed lease for such Thirty-First Floor Refusal Space. The Thirty-First Floor Refusal Right shall continue with respect to any remaining Thirty-First Floor Refusal Space on which such right has not terminated.
C. Tenant’s right to exercise the Thirty-First Floor Refusal Right with respect to any portion of the Thirty-First Floor Refusal Space is subject to the condition that, at the time that Tenant delivers Tenant’s Exercise Notice and on the Delivery Date. Tenant is not in default under any of the terms or conditions of this Lease. Further, the Thirty-First Floor Refusal Right shall automatically terminate upon the earliest to occur of (1) the expiration or termination of this Lease; (2) the termination of Tenant’s right to possession of the Premises; (3) the assignment of this Lease by Tenant or the sublease by Tenant of all or any part of the Premises except to a Tenant Affiliate as defined in Section 34 below; or (4) the failure of Tenant to timely or properly exercise the Thirty-First Floor Refusal Right.
D. Within ten (10) days after written request by either party, Landlord and Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord and Tenant confirming any exercise or termination of the Thirty-First Floor Refusal Right.
E. Notwithstanding anything to the contrary contained herein, the Thirty-First Floor Refusal Right shall exclude and be subject to the existing, superior right and option under the lease with Short Wiggins Margo & Adler (“Short Wiggins”) with respect to approximately 2,000 rentable square feet on the west side and 909 rentable square feet on the east side of the Thirty-First Floor Refusal Space (the “Short Wiggins Space”); and in case any portion of the Short Wiggins Space is leased to Short Wiggins, Tenant shall thereafter have no further rights with respect to such space.
     29. PARKING. Landlord shall use reasonable, good faith efforts to facilitate the procurement of the following parking:
A. At Tenant’s expense, a reserved thirty-three (33) parking space block on the upper level of the Galleria Public Parking Garage throughout the Term.
B. At no charge, but only so long as and to the extent Landlord is able to provide the same, one (1) parking space in the loading dock area of the Project. Tenant acknowledges that Landlord’s rights in the loading dock area are pursuant to and subject to the terms and conditions of certain easement agreements, and that a potential dispute exists regarding parking in such area. In no event shall Landlord be required to incur any cost or liability in connection with such parking space. In case any dispute arises regarding such parking space, Tenant shall discontinue such use upon written request by Landlord, and Landlord shall use reasonable, good faith efforts to facilitate the procurement of a reserved parking space in the Galleria Garage, such space to be as close to the Project as can be reasonably achieved.
The foregoing parking is subject to availability, and Landlord shall have no responsibility or liability if such parking is unavailable for any reason at any time.
     30. SECTION 2D(2). SUBSTITUTE THE FOLLOWING:

If Tenant fails to pay any Base Rent. Operating Cost Rent or Additional Rent within five (5) days from the date due. Tenant shall pay to Landlord interest on such amount from the date due until the date paid at an annual rate equal to the lesser of: (1) the highest lawful rate, or (2) a variable annual rate equal to the “Wall Street Journal Prime Rate” plus six percent (6%). The term “Wall Street Journal Prime Rate” means the rate publicly announced in the Wall Street Journal from time to time as the prime rate, with each change in the interest rate to become effective on the date the corresponding change in the Wall Street Journal Prime Rate becomes effective. The payment of such interest shall not excuse or cure any default of Tenant under this Lease, or limit any right or remedy of Landlord.
     31. SECTION 2D(4). ADD THE FOLLOWING:
The computation and allocation of Operating Costs to the Premises shall be in accordance with sound accounting and management practices and shall be made on the same basis as Landlord’s allocation of Operating Costs to other office space in the Project.
     32. SECTION 8E. ADD THE FOLLOWING:
Subject to Section 8B and except to the extent caused by the negligence or willful misconduct of Tenant, or its officers, directors, agents and employees, Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its officers, directors, agents, and employees against any claims or liability for damage to person or property (or for loss or misappropriation of property) arising from any breach or default on the part of Landlord during the Term of this Lease or from any negligent act or omission of Landlord or of any employee, agent, or contractor of Landlord, and from any costs relating thereto (including, without limitation, reasonable attorneys’ fees); provided, that the indemnification obligation under this Section shall exist and be enforceable only to the extent such damage or loss is collectable under Landlord’s insurance policies.
     33. SECTION 25H. ADD THE FOLLOWING:
Landlord shall pay all costs, charges and expenses, including the reasonable attorneys’ fees, incurred by Tenant in any litigation, arbitration, negotiation or transaction in which Landlord causes Tenant, without Tenant’s fault, to become involved or concerned.
     34. SECTION 14. ADD THE FOLLOWING:
11. Notwithstanding anything to the contrary contained in Section 14, Landlord shall consent to an assignment or sublease of all or part of the Premises by the original named Tenant to any person or entity that controls, is controlled by, or is under common control with such Tenant or which is controlled by the owners of more than 50% of the outstanding stock of Tenant as of the date of the execution and delivery of this Lease (collectively, “Tenant Affiliate”) so long as (1) Tenant is not in default hereunder; (2) Tenant remains liable for all obligations under this Lease and Tenant’s net worth immediately after the assignment or sublease, determined in accordance with generally accepted accounting principles consistently applied, would be no less than its net worth as of the date of this Lease (or if Tenant ceases to exist as a result of or following the transaction, the Affiliate must assume, in a document reasonably satisfactory to Landlord, all of Tenant’s obligations under this Lease and must have a net worth immediately after the transaction, determined in accordance with generally accepted accounting principles consistently applied, no less than Tenant’s net worth as of the date of this Lease); (3) the nature and character of the use of the Premises remain the same; (4) Tenant and the assignment or sublease shall otherwise comply with the terms of Section 14 (except no payment shall be due for any Excess Consideration under Section 14D).

Amendment No. One to Lease Agreement
     AGREEMENT, made as of September 25, 1998, between Teachers Insurance and Annuity Association of America (“Landlord”) and Ricks Exploration, Inc. (“Tenant”)
     A. Landlord and Tenant are currently parties to a written lease dated April 8, 1998 (“Initial Lease”), relating to the premises (“Initial Premises”) consisting of approximately 15,516 rentable square feet on the thirtieth (30th) floor of the building commonly known as Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma (the “Project”).
     B. The Initial Lease has not previously been amended or modified.
     C. Landlord and Tenant desire to expand the Premises and to otherwise amend the Lease as provided in this Amendment.
     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, Landlord and Tenant hereby agree as follows:
     1. Effect. The Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Lease. All references in the Lease to “this Lease” shall be deemed to refer to the Lease as amended by this Amendment. In all other respects, the terms and conditions of the Lease shall remain unmodified and in effect. Unless otherwise defined herein, capitalized terms shall have the same meaning as provided in the Lease.
     2. Term. The Term of the Lease for Space A shall be twenty-four (24) months commencing on October 1, 1998, and ending on September 30, 2000 (“Space A Term”), on all of the terms and conditions of the Lease except as provided in this Amendment Any reference in the Lease to the Term of the Lease shall be deemed to also refer to and include the Space A Term, except as expressly provided otherwise in the Lease or this Amendment.
     3. Premises. As of the Delivery Date (as defined below), the Premises shall be amended and expanded by adding to the Initial Premises approximately 3,168 rentable square feet on the thirtieth (30th) floor of the Project as shown on the attached Exhibit 1 (“Space A”), so that the Premises shall thereafter consist of approximately 18,684 rentable square feet (all of the thirtieth floor) in the Project. Except as expressly provided otherwise in this Amendment or in the Lease, Space A shall be added to and become part of the Premises for the Space A Term (including any extension thereof) on all of the terms and conditions of the Lease, and any reference in the Lease to the Premises shall thereafter be deemed to also refer to and include Space A.
     4. Delivery Date. Space A shall be added to the Premises effective on October 1, 1998 (the “Delivery Date”)

     5 Rent.
     A. Base Rent for the Initial Premises during the remaining initial Term of the Lease shall be paid as provided in the Lease.
     B. Commencing on the Delivery Date and continuing during the Space A Term (of the Lease), Tenant shall pay Base Rent for Space A at an annual rate per rentable square foot, payable in advance in monthly installments as follows:

	Annual Rate
Period	Per Square Foot	Monthly Installment
October 1, 1998, through July 31, 2000	$9.00	$2,376.00

August 1, 2000, through September 30, 2000	$10.00	$2,640.00
     C. Commencing on the Delivery Date and continuing during the Space A Term of the Lease (1) Tenant’s Proportionate Share of Operating Costs shall be adjusted appropriately to take into account the number of rentable square feet in Space A, and (2) Operating Cost Rent thereafter shall be payable for Space A at the same rate per rentable square foot as then payable for the Initial Premises and subject to the same adjustments as provided in the Lease
     D. Rent for Space A shall be paid at the same time and in the same manner as provided in the Lease for payment of Rent for the Initial Premises. If the Delivery Date is not the first day of a calendar month, the Base Rent and Operating Cost Rent for Space A for such partial month shall be prorated daily and paid in advance.
     6. Leasehold Improvements. Tenant agrees to accept Space A in its present condition, “as-is,” with no obligation for Landlord to do or pay for any leasehold improvements or plans. Subject to the terms of Section 5 of the Initial Lease, Tenant shall cause leasehold improvements to be constructed in Space A at Tenant’s expense substantially in accordance with the leasehold improvements constructed in the Initial Premises pursuant to the Initial Lease.
     7. Tenant’s Representations. Tenant hereby represents to Landlord that there has been no assignment of the Lease and no sublease of all or any portion of the Premises, there are no existing defenses or offsets which Tenant has against enforcement of the Lease, and Landlord and Tenant are not in default under the Lease.
     8. Brokers. Landlord and Tenant each represents that it has not engaged or dealt with any real estate broker, agent or finder with respect to this Amendment, except for Price Edwards & Company representing Landlord (whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement). Landlord and Tenant shall indemnify and hold each other harmless from all claims, liability or expense (including reasonable attorney’s fees) in connection with any claim for broker’s, finder’s or other fees or commissions as a result of such party’s actions or alleged actions.
     9. Expansion Option. Notwithstanding the addition hereby of Space A to the Premises or anything to the contrary set forth in this Lease, the Expansion Option granted to Tenant in the Initial Lease shall remain in effect in accordance with the provisions of Section 26 of the Initial Lease. In the event Tenant exercises the Expansion Option during the Expansion Period, then in accordance with Section 26E of the Initial Lease, Landlord and Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord and Tenant confirming such exercise of the Expansion Option and amending the Lease accordingly.
     10. Entire Agreement. The Lease, including, without limitation, this Amendment and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Landlord and Tenant.
     By signing this Amendment, the parties agree to the above terms.

Landlord:		Tenant:

Teachers Insurance and Annuity		Ricks Exploration, Inc.
Association of America

By	/s/ Mark J. Wood	By	/s/ Art L. Swanson
	Mark J. Wood, Assistant Secretary		Art L. Swanson, President

Exhibit I
Floor Plan of Space A
[Diagram]

Oklahoma Tower	PLAN-LEVELS 25-31
210 Park Avenue Oklahoma City, Oklahoma
Space A is located on floor 30 of the Project.

Amendment No. Two to Lease Agreement
     THIS AMENDMENT NO. TWO TO LEASE AGREEMENT (“Amendment No 2”) is made this 15th day of March 2001, between OKT Investors, L.L.C., an Oklahoma limited liability company, successor to Teachers Insurance and Annuity Association of America (“Landlord”) and Ricks Exploration, Inc., an Oklahoma corporation (“Tenant”).
R E C I T A L S:
     A. Landlord and Tenant are currently parties to a written lease dated April 8, 1998 (“Initial Lease”), relating to the premises (“Initial Premises”) which consists of approximately 15,516 rentable square feet on the thirtieth (30th) floor of the Building commonly known as Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma (the “Project”);
     B. The Lease has not previously been amended or modified, except by Amendment No. One to Lease Agreement dated September 25, 1998 (“Amendment No. 1”), which expanded the Initial Premises to include Space A, which consists of approximately 3.168 rentable square feet on the thirtieth (30th) floor of the Building (the Initial Lease and Amendment No. 1 are herein referred to collectively as the “Lease,” and the Initial Premises and Space A are herein referred to collectively as the “Premises”); and
     C. Landlord and Tenant desire to extend the Space A Term, expand the Premises to include Space B (hereafter defined), and to otherwise amend the Lease as provided in this Amendment No. 2.
     NOW; THEREFORE, for valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Landlord and Tenant hereby agree as follows:
1. Effect. The Lease is hereby amended to the extent necessary to give effect to this Amendment No. 2, and the terms of this Amendment No. 2 shall supersede any contrary terms in the Lease. All references in the Lease to “the Lease” or “this Lease” shall be deemed to refer to the Lease as amended by this Amendment No 2. In all other respects, the terms and conditions of the Lease shall remain unmodified and in effect. Unless otherwise defined herein, capitalized terms shall have the same meaning as provided in the Lease
2. Term. The Space A Term is hereby extended for one (1) period of one hundred forty-nine (149) months commencing on March 1, 2001, and ending on July 31, 2013 (“Space A Extension Term”), on all of the terms and conditions of the Lease except as provided in this Amendment No. 2. Any reference in the Lease to the Term of the Lease shall be deemed to also refer to and include the Space A Extension Term, except as expressly provided otherwise in the Lease or this Amendment No. 2. The Term of the Lease for Space B shall be sixty (60) months commencing on June 1, 2001, and ending on May 31, 2006 (“Space B Term”), on all of the terms and conditions of the Lease except as provided in this Amendment No. 2. Any reference in the Lease to the Term of the Lease shall be deemed to also refer to and include the Space B Term, except as expressly provided otherwise in the Lease or this Amendment No. 2
3. Premises. As of the Space B Delivery Date (as defined below), the Premises shall be amended and expanded by adding approximately 5,254 rentable square feet located on the eighth (8th) floor of the Project, as shown on the attached Exhibit 1 (“Space B”), so that thereafter the Premises shall consist of approximately 23,938 rentable square feet in the Project. As of the Space B Delivery Date, except as expressly provided otherwise in this Amendment No. 2 or in the

Lease, Space B shall be added to and become part of the Premises for the Space B Term (including any extension thereof) on all of the terms and conditions of the Lease, and any reference in the Lease to the Premises shall thereafter be deemed to refer to and include Space B.
4. Delivery Date. Space B shall be added to the Premises effective on the earlier of (the “Space B Delivery Date”): (a) June 1, 2001, or (b) the date Tenant occupies Space B; provided, that if Landlord has not substantially completed Landlord’s Work in Space B pursuant to Section 6 of this Amendment No 2 by June 1, 2001, or if Landlord is unable to deliver possession of Space B by June 1, 2001, for any other reason beyond Landlord’s control, except for delays caused by Tenant Delay (as defined in Exhibit 2 to this Amendment No. 2), the Space B Delivery Date for the purposes of this Amendment No. 2 shall be postponed until substantial completion of Landlord’s Work in Space B and Tenant’s obligation for payment of Base Rent for Space B shall be postponed until the date on which Landlord delivers possession of Space B; Landlord shall not be liable for any loss, damage, or expense arising in any manner from any such delay, this Lease as it pertains to Space B shall remain in effect during the period of any such delay, and the Space B Term shall be automatically extended to include sixty (60) full calendar months after the Space B Delivery Date, plus, if the Space B Delivery Date is not the first day of a calendar month, the partial month in which the Space B Delivery Date occurs; and the Space B Term shall end on the last day of the final full calendar month of the Space B Term as so extended
5. Rent.
     A. Base Rent for the Initial Premises during the remaining initial Term of the Lease shall be paid as provided in the Lease.
     B. Commencing on March 1, 2001, and continuing thereafter during the Space A Extension Term, Tenant shall pay Base Rent for Space A at an annual rate per rentable square foot, payable in advance in monthly installments as follows.

	Annual Rate	Monthly
Period	Per Square Foot	Installment
March 1, 2001, through July 31, 2002 (17 months)	$10.00	$2,640.00
August 1, 2002, through July 31, 2006 (48 months)	$12.25	$3,234.00
August 1, 2006, through July 31, 2009 (36 months)	$13.00	$3,432.00
August 1, 2009, through July 31, 2011 (24 months)	$15.00	$3,960.00
August 1, 2011, through July 31, 2013 (24 months)	$16.00	$4,224.00
     C. Commencing on the Space B Delivery Date and continuing during the Space B Term, Tenant shall pay Base Rent for Space B at an annual rate of $13.50 per rentable square foot, payable in advance in sixty (60) equal monthly installments of $5,910 75 on the first day of each month.
     D. Commencing on the Space B Delivery Date and continuing during the Space B Term: (a) Tenant’s Proportionate Share of Operating Costs shall be adjusted appropriately to take into account the total number of rentable square feet in Space B, (b) the Base Year for Operating Costs for Space B pursuant to Section 2 of the Lease shall be the calendar year 2001, and (c) Operating Cost Rent shall thereafter be payable for Space B as determined pursuant to Section 2 of the Lease.

     E. Rent for Space B shall be paid at the same time and in the same manner as provided in the Lease for payment of Rent for the Initial Premises and Space A If the Space B Delivery Date is not the first day of a calendar month, the Base Rent for Space B for such partial month shall be prorated daily and paid in advance.
6. Leasehold Improvements. Landlord will provide to Tenant the leasehold improvements which presently exist in Space B and Tenant accepts such presently-existing leasehold improvements in an “As-Is” condition, without any representations or warranties of any kind, as of the date of execution set forth on page 1 of this Amendment No. 2 Landlord shall construct leasehold improvements in Space B as provided in Exhibit 2 attached as a part hereof, and the provisions of Exhibit C of the Initial Lease shall not apply
7. Rights Reserved to the Landlord. Section 10 of the Lease is hereby amended by adding the following paragraph
     1. Substitution of Space: At any time hereafter, Landlord may relocate Space B to another area in the Project (herein referred to as the “New Space B”) upon thirty (30) days prior written notice, provided, that: (1) the New Space B shall be substantially similar to Space B in area and suitable for the use which Tenant had made of Space B; (2) if Space B is being improved pursuant to the provisions of this Lease, Landlord will pay the costs of improving the New Space B so that it is substantially similar to Space B; and (3) Landlord shall pay all of Tenant’s reasonable moving costs Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move to the New Space B including, by way of example but not of limitation, designating locations to move furniture and equipment, supervising moving of files or fragile equipment, designating location of electrical and telephone outlets, and listing color of paint and of flooring desired in the New Space B If Landlord exercises its right under this Section 10L, the New Space B shall thereafter be deemed for all purposes of this Lease as Space B
8. Tenant Finish Allowance. In Section 1 (entitled “Tenant Finish Allowance and Costs”) of Exhibit C (entitled “Leasehold Improvements”) of the Initial Lease, all references to the Premises shall hereby be deemed to include only the Initial Premises
9. Deletion of Inapplicable Provisions. Section 26 (entitled “Expansion Option”), Section 27 (entitled “Thirtieth Floor Refusal Right”), and Section 28 (entitled “Thirty-First Floor Refusal Right”) of the Initial Lease are hereby deleted in their entirety
10. Eighth Floor Refusal Right. Tenant shall have a right of first refusal (“Eighth Floor Refusal Right”) on approximately 12,106 rentable square feet located on the eighth (8th) floor of the Project as shown on the attached Exhibit 1 (collectively, “Eighth Floor Refusal Space”), as follows:
     A. If during the Space B Term Landlord shall receive and desire to accept a bona fide offer from a third party to lease all or any portion of the Eighth Floor Refusal Space for a lease term which is greater than month-to-month, Landlord shall give written notice thereof to Tenant (“Landlord’s ROFR Notice”), which notice shall describe: (1) the applicable portion of the Eighth Floor Refusal Space (“Subject Eighth Floor Refusal Space”), (2) the estimated date of availability (“Target Delivery Date”); (3) the lease term; and (4) the Base Rent, Operating Cost Rent, tenant improvements or allowance, concessions, and other economic terms of the offer To exercise the Eighth Floor Refusal Right, Tenant shall give Landlord written notice of its exercise (“Tenant’s Exercise Notice”) within five (5) business days after Landlord’s ROFR Notice is given. Tenant may only exercise the Eighth Floor Refusal Right as to all of the Subject Eighth Floor Refusal

Space. Time is of the essence with respect to Tenant’s Exercise Notice
     B. If Tenant exercises the Eighth Floor Refusal Right with respect to the Subject Eighth Floor Refusal Space, such space shall be added to and become part of the Premises on all of the terms and conditions of this Lease, except that:
     (1) The Subject Eighth Floor Refusal Space shall be added to the Premises effective on the earlier of (the “ROFR Delivery Date”): (a) the date agreed to by the parties; or (b) the date on which Landlord delivers possession of the Subject Eighth Floor Refusal Space to Tenant in the condition provided in Landlord’s ROFR Notice (which, without Tenant’s consent, shall not be sooner than the Target Delivery Date) Landlord shall not be liable nor shall this Lease be impaired for any delay or inability to deliver the Subject Eighth Floor Refusal Space for reasons beyond Landlord’s control
     (2) The Base Rent, Operating Cost Rent, tenant improvements or allowance, concessions, other economic terms, and the lease term specified in Landlord’s ROFR Notice shall apply with respect to the Subject Eighth Floor Refusal Space
     (3) The Subject Eighth Floor Refusal Space shall be delivered to Tenant in the condition as provided in the third party offer, and the provisions of Exhibit C of the Initial Lease and Exhibit 2 of Amendment No. 2 shall not apply
     (4) As of the ROFR Delivery Date, the term “Premises” shall be deemed to refer to and include the Subject Eighth Floor Refusal Space, except as expressly provided otherwise in this Lease.
The Eighth Floor Refusal Right shall apply to the first lease and only the first lease for the Subject Eighth Floor Refusal Space. If Tenant fails to timely or properly exercise the Eighth Floor Refusal Right, Tenant shall have no further rights with respect to the Subject Eighth floor Refusal Space, unless the lease that was the subject of Landlord’s ROFR Notice is not actually executed within one hundred twenty (120) days after Landlord’s ROFR Notice is given, in which case Tenant shall have the Eighth Floor Refusal Right with respect to the next proposed lease for such Eighth Floor Refusal Space. The Eighth Floor Refusal Right shall continue with respect to any remaining Eighth Floor Refusal Space on which such right has not terminated.
     C. Tenant’s right to exercise the Eighth Floor Refusal Right with respect to any portion of the Eighth Floor Refusal Space is subject to the condition that, at the time that Tenant delivers Tenant’s Exercise Notice and on the ROFR Delivery Date, Tenant is not in default under any of the terms or conditions of this Lease. Further, the Eighth Floor Refusal Right shall automatically terminate upon the earliest to occur of: (1) the expiration or termination of this Lease; (2) the termination of Tenant’s right to possession of the Premises, (3) the assignment of this Lease by Tenant or the sublease by Tenant of all or any part of the Premises except to a Tenant Affiliate as defined in Section 34 of the Lease, or (4) the failure of Tenant to timely or properly exercise the Eighth Floor Refusal Right.
     D. Within ten (10) days after written request by either party, Landlord and Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord and Tenant confirming any exercise or termination of the Eighth Floor Refusal Right.
11. Tenant’s Representations. Tenant hereby represents to Landlord that there has been no assignment of the Lease and no sublease of all or any portion of the Initial Premises or Space A,

there are no existing defenses or offsets which Tenant has against enforcement of the Lease, and Landlord and Tenant are not in default under the Lease.
12. Brokers. Landlord and Tenant each represents that it has not engaged or dealt with any real estate broker, agent, or finder with respect to this Amendment No. 2, except for Price Edwards & Company representing Landlord (whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement). Landlord and Tenant shall indemnify and hold each other harmless from all claims, liability, or expense (including, without limitation, reasonable attorney’s fees) in connection with any claim for brokerage commissions, finder’s fees, or other fees or commissions as a result of such party’s actions or alleged actions.
13. Entire Agreement. The Lease, including, without limitation, this Amendment No. 2 and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof Tenant acknowledges that it has not been induced to enter into this Amendment No. 2 by any agreements or representations which are not set forth in this Amendment No. 2. This Amendment No. 2 shall not be effective until execution and delivery by both Landlord and Tenant.
          IN WITNESS WHEREOF, and by signing this Amendment No. 2, the parties agree to the above terms.

OKT Investors, L.L.C., an Oklahoma limited liability company

By	PEC Investment Properties, L.L.C., an Oklahoma limited liability company

	By	Price Edwards & Company, an Oklahoma general partnership, Manager

		By	Alliance Management, Inc , an Oklahoma corporation, General Partner

			By	/s/ Ford C. Price Jr
Ford C. Price Jr, President

By	/s/ John T. Perri
John T. Perri, Manager

(“Landlord”)

Ricks Exploration, Inc., an Oklahoma corporation

By	/s/ Art L. Swanson

Art L. Swanson, President

(“Tenant”)

Exhibit I
Floor Plan of Space B
[Diagram]

OKLAHOMA TOWER	PLAN-LEVELS 3-11
210 Park Avenue
Oklahoma City, Oklahoma
Space B and the Eighth Floor Refusal Space are located on floor 8 of the Project.

Exhibit 2
To Amendment No. Two
Leasehold Improvements
(Allowance)
1. Tenant Finish Allowance and Costs. Landlord shall provide an allowance (“Space B Allowance”) not to exceed $15.00 per rentable square foot in Space B (total of $78,810.00 based on 5,254 rentable square feet) or the actual cost of such improvements, whichever is less, to be applied to the total cost of constructing Tenant’s leasehold improvements in Space B (“Tenant Finish Costs”), including, without limitation: space planning and design fees, architectural and engineering fees, required building permits, actual cost of labor, materials, equipment and services, actual cost of Tenant signage; and the costs of removing, modifying, relocating or making additions to any existing improvements to accommodate Tenant’s space plan. Tenant Finish Costs shall exclude expenses in connection with services provided by Tenant or Tenant’s employees; telephone, communications, and computer equipment, and wiring, and personal property items such as decorations, art work, furniture, equipment, or trade fixtures not permanently attached to Space B.
Any unused portion of the Space B Allowance may be carried forward, without interest, and applied toward Tenant Finish Costs during the first one hundred eighty (180) days of the Space B Term, at which time any remaining, unused amount of the Space B Allowance shall automatically terminate without further credit, payment, or refund.
2. Plans. Tenant shall promptly devote such time in consultation with Landlord and the architect (“Architect”) designated by Landlord as necessary to finalize an initial plan (“Initial Plan”) for Tenant’s leasehold improvements in Space B. If not included in the Initial Plan and if necessary for the performance of Landlord’s Work (as hereafter defined), Landlord shall cause to be prepared final architectural and engineering plans, specifications, and working drawings for Tenant’s leasehold improvements in Space B (“Architectural Plans”) based on the Initial Plan. Tenant shall, within five (5) business days after written request, furnish to Landlord such information as necessary to enable the Architect to prepare the Initial Plan and any necessary-Architectural Plans. The information to be furnished by Tenant shall include, without limitation:
(a) Any requirements of the Tenant which are in excess of or otherwise vary in any respect from Building standard items, and all critical dimensions,
(b) Special loading, such as the location of and requirements for file cabinets or special equipment;
(c) Openings in the walls or floors,
(d) Special heating, ventilating, air conditioning, electrical, sprinkler, lighting, security system, or plumbing work,
(e) Location and dimensions of telephone equipment areas, and location of telephone and electrical outlets, switches, and lights;

(f) Partitions — locations and type, including doors and hardware, windows, glass partitions, and special framing or support;
(g) Special cabinet work and other millwork items;
(h) Variations to standard ceiling heights;
(i) Location and color selection of painted areas;
(j) Location and selection of floor covering and wall coverings;
(k) Location and type of any kitchen equipment, and
(l) Such additional information as reasonably specified by Landlord
Within five (5) business days after the completed Architectural Plans have been submitted to Tenant, Tenant shall provide Landlord with Tenant’s written approval of Such Architectural Plans (or Tenant’s disapproval with a written explanation of any changes required therein) and shall redeliver the Architectural Plans to Landlord for Landlord’s final approval If Landlord or Tenant do not approve any of the Architectural Plans, the parties shall promptly revise such plans and resubmit such plans until the same are approved by Landlord and Tenant. Unless otherwise specified in the Architectural Plans, Landlord’s Work shall be constructed with Building standard materials (or comparable substitute materials designated by Landlord) in amount, type, and quality, and Tenant shall promptly make any necessary selections. If final Architectural Plans are included in the Initial Plan or are unnecessary to perform the work, the term “Architectural Plans” as used herein shall mean the Initial Plan and any supplemental plans and specifications approved by Landlord and Tenant. All costs and expenses relating to the preparation or review of the Initial Plan and the Architectural Plans, and any changes thereto or revisions thereof, shall be included in the Tenant Finish Costs and shall be paid as provided in Section 3 of this Exhibit.
     All plans and specifications for any work in Space B or the Project (whether Landlord’s Work or any work performed by Tenant as hereafter provided) shall be subject to Landlord’s prior written approval. Landlord may withhold its approval of any plans or specifications if, in Landlord’s reasonable opinion, the work would, involve a structural revision to the Project, adversely affect the market value or appearance of the Project; violate Landlord’s criteria for those portions of the Space which are visible from the common areas or from the exterior of the Project, adversely affect the strength, structural integrity, or safety of the Project; adversely affect the proper functioning and efficiency of the systems of the Project, violate any requirements of applicable law or of any holder of a mortgage on or insurer of the Project (or require Landlord to perform any work or incur any expense in connection therewith); adversely affect any other rentable space in the Project or increase the expense of operating the Project, not be in keeping with the character of the Project; or involve a substantial risk of delaying the performance of Landlord’s Work due to unavailability or shortages of labor or materials, extra lead or performance time or other requirements for the work. The foregoing reasons are not exclusive, and Landlord may reasonably withhold its approval for other similar or dissimilar reasons. Landlord may disapprove any plans in part, reserve approval of any items pending its review and approval of other plans, and reasonably condition its approval upon Tenant making revisions to

Landlord and its management company and mortgagee as additional insureds) and instruments of indemnification as Landlord may reasonably require against claims and liabilities which may arise out of such entry or work. Such pre-term access shall be subject to scheduling by Landlord. Landlord shall have the right to withdraw such license upon twenty-four (24) hours’ written notice to Tenant for reasonable cause. Tenant agrees that Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any of Tenant’s property placed or installations made in Space B prior to the Space B Delivery Date, the same being at Tenant’s sole risk; and Tenant agrees to indemnify, defend, and save harmless Landlord from all liabilities, costs, damages, fees, and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers, or workmen in or about Space B or the Project. Any entry or work by or on behalf of Tenant under this Section shall be subject to all of the terms and conditions of the Lease, including without limitation Section 5 thereof If such entry or work causes extra costs to Landlord or extraordinary use of Project services, Tenant shall reimburse Landlord for such extra costs or extraordinary services within thirty (30) days after Landlord’s statement thereof
7. Telephones/Wiring. Tenant shall at its expense install and maintain all telephone and communications wiring and equipment from the service access point in the Project to and within Space B, and arrange directly with the telephone company and suppliers of its choice for all service and connections. The installation of all telephone, communications, computer, security, and other wiring and equipment shall be subject to Landlord’s prior written consent as provided in this Exhibit or in Section 5 of the Lease.
8. Miscellaneous. This Exhibit shall be incorporated into and considered as a part of the attached Amendment No 2. Unless otherwise indicated herein, capitalized terms used in this Exhibit shall have the meanings assigned to them in the Lease or in Amendment No. 2 The terms and provisions of this Exhibit are intended to supplement and are specifically subject to all the terms and provisions of the Lease and Amendment No 2 This Exhibit may not be amended or modified except in a writing signed by Landlord and Tenant. In no event shall any rights of Tenant hereunder be transferable or assignable to any party except to a permitted assignee of all of Tenant’s rights under The Lease All sums due hereunder from Tenant shall be deemed Additional Rent for purposes of the Lease, and upon any default hereunder, Landlord shall have all of the rights and remedies provided for in the Lease as well as all remedies otherwise available to Landlord, including, without limitation; the right to suspend work hereunder or to withhold delivery of possession of Space B until any such default is cured. Whenever the consent or approval of Landlord or Tenant is required herein, the same shall not be unreasonably withheld or delayed. This Exhibit shall not create a contractual relationship of any kind between any persons other than Landlord and Tenant.

EXHIBIT B
CITY PLACE SUBLEASE

5

SUBLEASE AGREEMENT
1. PARTIES
     This Sublease, dated the 14th day of March, 2003, is made between RICKS EXPLORATION, INC, (“Tenant”), and 3100 CITY PLACE, L.L.C., an Oklahoma Limited Liability Company (“Subtenant”).
2. PRIME LEASE
     Teachers Insurance and Annuity Association of America (“Prior Landlord”) and Ricks Exploration, Inc. (“Prior Tenant”) entered into a certain Lease Agreement dated April 8, 1998, and a certain Amendment No. One to Lease Agreement dated as of September 25, 1998, covering certain space on the thirtieth (30th) floor of the Building commonly known as Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma (“Building). OKT Investors, L.L.C, an Oklahoma limited liability company (“Landlord”) acquired title to the Building from Prior Landlord and became the successor “Landlord” under the Lease Agreement, as amended. Subsequently, Landlord and Prior Tenant entered into a certain Amendment No, Two to Lease Agreement dated March 15, 2001. (The Lease Agreement, as amended by Amendment No. One to Lease Agreement and by Amendment No. Two to Lease Agreement, is hereinafter referred to as the “Prime Lease,” and the premises covered by the Prime Lease are hereinafter referred to as the “Prime Premises.”) Tenant is the successor-in-interest to Prime Tenant. A copy of the Prime Lease is attached to this Sublease Agreement as Exhibit “A.”
3. PREMISES
     Tenant hereby subleases to Subtenant on the terms and conditions set forth in this Sublease the following portion of the Prime Premises; Approximately 8,741 rentable square feel, to be known as Suite 3030 and further described on Exhibit “B” (Premises).
4. WARRANTY BY TENANT
     Tenant warrants and represents to Subtenant that the Prime Lease has not been amended or modified except as expressly set forth herein, that Tenant is not now in default or breach of any of the provisions of the Prime Lease, and that Tenant has no knowledge of any claim by Landlord that Tenant is in default or breach of any of the provisions of the Prime Lease
5. TERM
     The Term of this Sublease shall commence on May 1, 2003 (“Commencement Date”), and end on October 3 1, 2009 (“Termination Date”). Possession of the Premises (“Possession”) shall be delivered to Subtenant on the Commencement Date.
6. RENT
     6.1 Minimum Rent. Subtenant shall pay to Tenant as rent, without deduction, set off, notice, or demand, at 210 Park Avenue, Suite 3000, Oklahoma City, Oklahoma 73102, or at such other place as Tenant shall designate from time to time by notice to Subtenant, the sum of Eight Thousand Twelve and 58/100 Dollars ($8,012.58) per month, in advance on the first day of each month beginning October 1, 2003 and continuing through the remainder of the Term. Subtenant shall occupy the Premises rent-free from (he Commencement Date through September 30, 2003.
     6.2 Operating Cost Rent. Subtenant shall pay to Tenant the pro rata share of Tenant’s Operating Cost Rent due to the Landlord under the terms of Section 2 of the Prime Lease, but only to the extent such Operating Cost Rent exceeds that which was payable by the Tenant for the 2002 calendar year. Subtenant’s pro rata share shall be calculated by dividing the square footage attributable to the Premises by the total space leased by the Tenant under the Prime Lease. Such Operating Cost Rent shall be due and payable to Tenant within seven (7) days after notice from Tenant to Subtenant accompanied by a copy of the Landlord’s statement selling forth the total Operating Cost Rent due.

7. USE OF PREMISES
     The Premises shall be used and occupied only for general office purposes, and for no other use or purpose.
8. ASSIGNMENT AND SUBLETTING
     Subtenant shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Tenant (and Landlord), which consent maybe withheld for any or no reason in the sole discretion of the tenant or landlord.
9. OTHER PROVISIONS OF SUBLEASE
     All applicable terms and conditions of the Prime Lease are incorporated into and made a part of this Sublease as if Tenant were the Landlord thereunder, Subtenant were the Tenant thereunder, and the Premises were the Prime Premises. Subtenant assumes and agrees to perform the Tenant’s obligations under the Prime Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Landlord under the Prime Lease shall be considered performed by Subtenant to the extent and in the amount rent is paid to Tenant in accordance with section 6 of this Sublease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Prime Lease. Tenant shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Prime Lease for the benefit of Subtenant. If the Prime Lease terminates, this Sublease shall terminate, except with respect to all responsibilities, obligations, and liabilities which have accrued or which have been incurred prior to such termination of the Prime Lease, provided, however, that if the Prime Lease terminates as a result of a default or breach by Tenant or Subtenant under this Sublease and/or the Prime Lease, then the defaulting party shall be liable to the non defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Prime Lease gives Tenant any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Prime Premises or the Building, the exercise of such right by Tenant shall not constitute a default or breach hereunder.
     Notwithstanding anything to the contrary herein or in the Prime Lease, so long as Subtenant has complied with the terms and conditions of this Sublease. Tenant shall not terminate this Sublease.
10. IMPROVEMENTS TO THE PREMISES
     A. Subtenant has inspected the Premises and all common areas of the Building and agrees to accept the same “as-is” without any agreements, representations, understandings or obligations on the part of Tenant to perform any alterations, repairs or improvements other than to demise the space (using finishes and materials to match existing) and make any and all necessary alterations required to meet the accessibility aspects of local fire and building codes and the Americans With Disabilities Act and all similar laws. In addition, on the Termination Date, Subtenant will deliver the Premises in the same condition as of the Commencement Date except for ordinary wear and tear
     B. Any construction, alterations or improvements made to the Premises shall be made at Subtenant’s sole cost and expense with the prior written approval of Landlord, which shall not be unreasonably withheld.
     C. Any construction, alterations or improvements to the Premises shall be performed by Subtenant using contractors selected by Subtenant and approved by Landlord and Tenant (which approval shall not be unreasonably withheld) and shall be governed in all respects by the Prime Lease. In any and all events, the Commencement Date shall not be postponed or delayed if the initial improvements to the Premises are incomplete on the Commencement Date for any reason whatsoever. Any delay in the completion of initial improvements to the Premises shall not subject Tenant to any liability for any loss or damage resulting therefrom.
     D. At the sole discretion of Landlord, all alterations and improvements to the Premises shall be left in the Premises or removed from the Premises at the end of the term of the Sublease. In the event of any removal of alterations and improvements, Subtenant shall restore the Premises to its condition at the commencement of this Sublease.

11. NOTICES
     All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Tenant to Subtenant shall be hand delivered or sent by United States Mail, postage prepaid, addressed to the Subtenant at the Premises, or to such other place as Subtenant may from time to time designate in a notice to the Tenant. All notices and demands from the Subtenant to Tenant shall be hand delivered or sent by United States Mail, postage prepaid, addressed to the Tenant at the address set forth herein and to such other person or place as the Tenant may from time to time designate in a notice to the Subtenant.
12. CONSENT BY LANDLORD
     THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LANDLORD WITHIN 10 DAYS AFTER EXECUTION HEREOF
13. COMPLIANCE
     Tenant and Subtenant agree to comply with applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans with Disabilities Act.
14. INDEMNIFICATION
Subtenant covenants and agrees to indemnify Tenant, Landlord, and their respective agents, employees and affiliates, and to hold harmless Tenant, Landlord, and their respective agents, employees and affiliates, at all times, from and against any and all claims, demands, judgments, losses, costs, expenses, charges, counsel fees, payments or other liabilities of any character or nature regardless of by whom imposed (including but not limited to, claims for loss or damage to any property or injury to or death of any person) asserted by or on behalf of any person, arising out of, or resulting from, any acts or omissions of Subtenant, its invitees, agents, employees or affiliates in connection with the Premises or the Building, or the condition, occupancy, use, possession, conduct or management of, or any work done in or about the Premises or the Building, or any part thereof, or in connection with any assignment or subletting hereunder of any part thereof. Subtenant also covenants and agrees, at its expense, to pay and to indemnify and save Tenant, Landlord, and their respective agents, employees, and affiliates, at all times, harmless of, from and against all costs, counsel fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. In the event that any action or proceeding is brought against Tenant, Landlord, or their respective agents, employees or affiliates, by reason of any such claim or demand, Subtenant, upon notice from Tenant, or Landlord, covenants to resist and defend any such action or proceeding on behalf of Tenant, Landlord, and their respective agents, employees or affiliates.
15. INSURANCE
     Subtenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the Certificate of Occupancy for the Building or the terms of the insurance policies covering the Building and the fixtures and property therein; and Subtenant, at its expense, shall comply with all rules, orders, regulations or requirements of any federal, state, county, city, municipal or other similar body having jurisdiction, and shall not do or permit anything to be done in or upon the Premises in a manner which increases the rate of insurance for the Building or any property or equipment located therein over the rate in effect on the Commencement Date.
     15.1 If Subtenant fails to comply with the provisions of this Section 15 or any of the other provisions of this Sublease, Subtenant shall pay to Tenant, as additional rent, any additional or increased insurance premiums resulting therefrom and Subtenant shall make such payment forthwith on demand to Tenant.
     15.2 Subtenant, at its sole costs and expense, shall procure and maintain all insurance policies required by the Prime Lease in the amounts stated therein and having such endorsements and naming tenant and such other persons as additional insured and as loss payees as required by the Prime Lease. All such insurance shall be effected under valid and enforceable policies, shall be issued by insurers of recognized responsibility, and shall contain a provision whereby the insurer agrees not to cancel, refuse to renew or affect any material change in the insurance without thirty (30) days’ prior written notice to Tenant
     On or before the Commencement Date, Subtenant shall furnish Tenant with a Certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Tenant at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished. Such certificate will also provide thirty (30) days prior written notice of cancellation, material change, or non-renewal. Upon Tenant’s request, Subtenant will promptly deliver to Tenant policies of any insurance required hereunder.
     15.3 Carrying the prescribed insurance by Subtenant will in no way be construed as a limitation or satisfaction of the hold harmless or indemnity agreements of Subtenant contained in this Sublease.
     Executed and delivered she day and year first written above.

TENANT.	RICKS EXPLORATION, INC.	ATTEST:

By:	/s/ Gregory S. Robins	By:
Gregory S. Robins

Title:	Vice President	Title

SUBTENANT: 3100, CITY PLACE, L.L.C, an		ATTEST:
Oklahoma Limited Liability Company

By:	/s/ [ILLEGIBLE]	By:

Title:	President/Managing Member	Title:

CONSENT TO SUBLEASE
The undersigned, Landlord, hereby consents to the foregoing Sublease between RICKS EXPLORATION, INC., Tenant, and 3100 CITY PLACE, L.L.C, Subtenant, provided that, (i) such consent shall never be deemed to constitute Landlord’s approval of any particular term or provision of the document evidencing such Sublease, (ii) such consent shall never be construed as creating privity between Landlord and Subtenant, (iii) nothing contained herein or in such Sublease shall be deemed to be a release of Prior Tenant or Tenant with respect to their obligations under the Prime Lease, (iv) Prior Tenant and Tenant shall remain fully, personally liable for the performance of all of their obligations under the Prime Lease, (v) Landlord is not consenting to any proposed or purported change or modification of the Prime Lease, and (vi) Landlord is not waiving any restriction in the Prime Lease concerning further assignment or subletting.
IN WITNESS WHEREOF, Landlord has executed this Consent on the separate signature page attached hereto this 2nd day of April, 2003.
OKT INVESTORS, L.L.C., an Oklahoma limited liability company, as successor to Teachers Insurance and Annuity Association of America

By: PEC Investment Properties, L.L.C., an Oklahoma limited liability company, Manager
By: Price Edwards & Company, an Oklahoma general partnership, Manager
By: Alliance Management, Inc, an Oklahoma corporation, General Partner

By	/s/ Ford C. Price Jr. Ford C. Price Jr., President

By	/s/ Clayton I. Bennett
Clayton I. Bennett, Manager

By	/s/ John T. Perri

John T. Perri, Manager

EXHIBIT B
ATTACHED TO AND MADE A PART OF THE
SUBLEASE AGREEMENT DATED FEBRUARY 28, 2003
BETWEEN RICKS EXPLORATION, INC, TENANT
AND 3100 CITY PLACE, L.L.C., SUBTENANT

EXHIBIT “B”
Plan Showing the Premises
[Diagram]

SUBLEASE AMENDMENT #1
     This Sublease Amendment (the “Amendment”), dated the 8th day of April, 2004, is made between CHESAPEAKE ENERGY CORPORATION (“Tenant”), as successor in interest to RICKS EXPLORATION, INC (“Prior Tenant”), and 3100 CITY PLACE, L.L.C, an Oklahoma Limited Liability Company (“Subtenant”)
WITNESSETH:
A. Prior Tenant and Subtenant entered into that certain Sublease Agreement dated March 14, 2003 (the “Sublease”), for premises described as Suite 3030 (the “Premises”) containing approximately 8.741 square feet in the property (the “Property”) known as Oklahoma Tower, located at 210 Park Avenue, Oklahoma City, Oklahoma, 73102. Tenant is the successor in interest to Prior Tenant under the Sublease
B. Tenant and Subtenant have agreed to expand the Premises on the terms and subject to the conditions hereof
NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the Tenant and Subtenant hereby agree as follows:
1. Amendment. Tenant and Subtenant agree that the Sublease is hereby amended as follows (al1 references to Articles are to Articles in the Sublease):
A.	Article 3 - PREMISES

Effective as May 1, 2004, the space (the “Expansion Space”) on the 30th flow of the Property, which is shown by cross hatching on the diagram of the 30th floor attached hereto as Exhibit A, is hereby added to the Premises covered by the Sublease, The Expansion Space is supulated to contain 3,165 rentable square foot As a result of the addition of the Expansion Space to the Premises, the Premises are expanded to include 11,907 rentable square feel.

B.	Article 5 - TERM

Subtenant’s subleasing of the Expansion Space shall commence on May 1, 2004, and shall terminate on the date of termination of the Sublease

C.	Article 6 - BASE RENT
6.1 Minimum Rent
Effective as of May 1, 2004, the Minimum Rent is hereby amended to be Ten Thousand, Nine Hundred Fourteen end 75/100 Dollars ($10,914.75) per month.

D.	Article 10 - IMPROVEMENTS TO THE PREMISES

B. Tenant shall pay for and construct the necessary walls to demise the Expansion Space and for those alterations and specifications outlined in the Construction Estimate totaling $16,552 from Maccini Construction Company which is dated February 11, 2004, and attached hereto as Exhibit B.

E.	FURNITURE FIXTURES & EQUIPMENT

Tenant shall deliver to Subtenant a Bill of Sale conveying ownership of the existing Space-Saver file system “as-is/where-is,” at no cost. Subtenant shall be responsible for any relocation expense related to such file system.

2. Effective Date. This Agreement shall become effective as an amendment to the Sublease as of the date first written above (herein referred to as the “Effective Date.”)
Whole Agreement. This Agreement sets forth the entire agreement between the Tenant and Subtenant with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Sublease between the Tenant and Subtenant shall remain in full force and effect.
4. No Offer. This Agreement shall not be binding until executed and delivered by Tenant and Subtenant.
5. Consent By Landlord
     THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LANDLORD WITHIN 10 DAYS AFTER EXECUTION HEREOF
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date fast above written.

TENANT:	CHESAPEAKE ENERGY	ATTEST:
CORPORATION

By	/s/ Henry J. Hood	By

Henry J. Hood

Title	Senior Vice President-Land and Legal	Title:

SUBTENANT:	3100 CITY PLACE, L.L.C., an
Oklahoma Limited Liability Company

By	/s/ [ILLEGIBLE]

Title	Manager

EXHIBIT A
ATTACHED TO AND MADE A PART OF THE
SUBLEASE AMENDMENT #1 DATED APRIL 8, 2004
BETWEEN CHESAPEAKE ENERGY CORPORATION (“TENANT), AS SUCCESSOR
IN INTEREST TO RICKS EXPLORATION, INC. (“PRIOR TENANT”), AND 3100 CITY PLACE. L.L.C.,
AN OKLAHOMA LIMITED LIABILITY COMPANY (“SUBTENANT”).
PLAN SHOWING THE PREMISES
[Diagram]